Filed pursuant to Rule 424(b)(3)
Registration Nos. 333-192880 and 333-194697

PROSPECTUS SUPPLEMENT NO. 5
(to Prospectus dated March 20, 2014)

BioLife Solutions, Inc.

A Minimum of 1,395,350 Units
A Maximum of 3,604,651 Units
Each Unit Consisting of
One Share of Common Stock and
One Warrant to Purchase One Share of Common Stock

The prospectus supplement modifies and supplements the prospectus of BioLife Solutions, Inc. dated March 20, 2014, as supplemented by supplement no. 1 dated March 25, 2014, supplement no. 2 dated May 8, 2014, supplement no. 3 dated August 7, 2014 and supplement no. 4 dated September 30, 2014, which relates to the offer, issuance and sale of 3,604,651 units, with each unit consisting of one share of common stock, $0.001 par value and one common stock warrant, and up to 3,604,651 shares of common stock upon exercise of the warrants at an exercise price of $4.75, subject to adjustment.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, including any amendments or supplements thereto. This prospectus supplement is qualified in its entirety by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement includes the attached quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2014.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is November 6, 2014.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

———————
FORM 10-Q

☑  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2014

☐  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
For the transition period from     to

Commission File Number 0-18170

———————

BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

———————

DELAWARE	94-3076866
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3303 MONTE VILLA PARKWAY, SUITE 310, BOTHELL, WASHINGTON, 98021
(Address of registrant’s principal executive offices, Zip Code)

(425) 402-1400
(Telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (S232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit and post said files).  Yes ☑  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐  No ☑

As of October 31, 2014, 12,084,859 shares of the registrant’s common stock were outstanding.

BIOLIFE SOLUTIONS, INC.

FORM 10-Q
FOR THE QUARTER ENDED SEPTEMBER 30, 2014

2

PART I.  FINANCIAL INFORMATION

Item 1.   Consolidated Financial Statements

BIOLIFE SOLUTIONS, INC.
Consolidated Balance Sheets
 (unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$3,275,057	$156,273
Short term investments	7,744,285	––
Accounts receivable, trade, net of allowance for doubtful accounts of $1,100 at September 30, 2014 and December 31, 2013	775,076	1,009,316
Inventories	717,624	420,924
Prepaid expenses and other current assets	320,761	291,745
Total current assets	12,832,803	1,878,258

Property and equipment
Leasehold improvements	1,121,362	1,121,362
Furniture and computer equipment	325,691	300,581
Manufacturing and other equipment	944,089	764,258
Subtotal	2,391,142	2,186,201
Less: Accumulated depreciation	(1,006,048)	(862,157)
Net property and equipment	1,385,094	1,324,044
Long term deposits	36,166	36,166
Deferred financing costs, net	––	114,874
Total assets	$14,254,063	$3,353,342

Liabilities and Shareholders’ Equity (Deficiency)
Current liabilities
Accounts payable	$168,838	$867,070
Accrued expenses and other current liabilities	90,475	146,626
Accrued compensation	373,417	503,194
Deferred rent	110,284	111,250
Deferred revenue	90,000	––
Total current liabilities	833,014	1,628,140
Long term liabilities
Promissory notes payable, related parties	––	10,603,127
Accrued interest, related parties	––	3,501,610
Deferred rent, long term	753,842	891,986
Total liabilities	1,586,856	16,624,863

Commitments and Contingencies (Note 10)

Shareholders' equity (deficiency)
Common stock, $0.001 par value; 150,000,000 shares authorized, 12,053,609 and 5,031,336 shares issued and outstanding at September 30, 2014 and December 31, 2013	12,053	5,030
Additional paid-in capital	71,862,179	43,618,686
Accumulated other comprehensive (loss)	(6,606)	––
Accumulated deficit	(59,200,419)	(56,895,237)
Total shareholders' equity (deficiency)	12,667,207	(13,271,521)
Total liabilities and shareholders' equity (deficiency)	$14,254,063	$3,353,342

The accompanying Consolidated Notes to Financial Statements are an integral part of these consolidated financial statements

3

BIOLIFE SOLUTIONS, INC.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue
Product sales	$1,243,372	$2,170,491	$4,520,302	$6,051,354
Licensing revenue	––	––	––	609,167
Total revenue	1,243,372	2,170,491	4,520,302	6,660,521
Cost of product sales	654,978	1,281,634	2,483,199	3,817,737
Gross profit	588,394	888,857	2,037,103	2,842,784
Operating expenses
Research and development	153,328	160,528	513,393	361,404
Sales and marketing	298,263	208,080	810,279	625,600
General and administrative	1,011,316	630,342	2,844,858	1,856,386
Total operating expenses	1,462,907	998,950	4,168,530	2,843,390

Operating loss	(874,513)	(110,093)	(2,131,427)	(606)

Other income (expenses)
Gain on sale of property and equipment	4,400	––	4,400	––
Interest income	7,658	––	12,175	––
Interest expense	––	(185,554)	(177,308)	(556,664)
Amortization of deferred financing costs	––	(14,263)	(13,022)	(42,322)
Total other income (expenses)	12,058	(199,817)	(173,755)	(598,986)

Net Loss	$(862,455)	$(309,910)	$(2,305,182)	$(599,592)

Basic and diluted net loss per common share	$(0.07)	$(0.06)	$(0.23)	$(0.12)

Basic and diluted weighted average common shares used to calculate net loss per common share	12,042,739	5,009,274	9,987,682	5,002,135

The accompanying Consolidated Notes to Financial Statements are an integral part of these consolidated financial statements

4

BIOLIFE SOLUTIONS, INC.
Consolidated Statements of Comprehensive  Loss
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss	$(862,455)	$(309,910)	$(2,305,182)	$(599,592)

Other comprehensive loss
Unrealized loss on available-for-sale investments	(3,099)	––	(6,606)	––
Total other comprehensive loss	(3,099)	––	(6,606)	––

Comprehensive loss	$(861,554)	$(309,910)	$(2,311,788)	$(599,592)

The accompanying Consolidated Notes to Financial Statements are an integral part of these consolidated financial statements

5

BIOLIFE SOLUTIONS, INC.
Consolidated Statements of Cash Flows

(unaudited)

	Nine Month Period Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(2,305,182)	$(599,592)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	186,105	183,250
Gain on disposal of property and equipment	(4,400)	––
Stock-based compensation expense	183,501	175,787
Stock to be issued for services	210,000	––
Amortization of deferred financing costs	13,022	42,322
Lease incentives received from landlord, net of amortization of deferred rent related to lease incentives	(121,103)	88,258
Accretion and amortization on available for sale investments	53,198	––

Change in operating assets and liabilities
(Increase) Decrease in
Accounts receivable, trade	234,240	(426,705)
Inventories	(296,700)	247,202
Prepaid expenses and other current assets	16,638	34,654
Increase (Decrease) in
Accounts payable	(698,232)	(21,994)
Accrued compensation and other current liabilities	(185,928)	(94,439)
Accrued interest, related parties	177,308	556,664
Deferred rent	(18,007)	(8,780)
Deferred revenue	90,000	(109,167)
Net cash provided by (used in) operating activities	(2,465,540)	67,460

Cash flows from investing activities
Purchase of available-for-sale investments, net of sales	(7,849,743)	––
Proceeds from the sale of property and equipment	4,400	––
Purchase of property and equipment	(247,155)	(235,109)
Net cash used in investing activities	(8,092,498)	(235,109)

Cash flows from financing activities
Proceeds from sale of common stock, net of expenses	13,596,230	––
Proceeds from exercise of common stock options and warrants	80,592	50,458
Net cash provided by financing activities	13,676,822	50,458

Net increase (decrease) in cash and cash equivalents	3,118,784	(117,191)

Cash and cash equivalents - beginning of period	156,273	196,478

Cash and cash equivalents - end of period	$3,275,057	$79,287

Non-cash financing activities
Conversion of notes payable and related party accrued interest to equity, net of unamortized deferred finance costs (See Note 1)	$14,180,193	$––

The accompanying Consolidated Notes to Financial Statements are an integral part of these consolidated financial statements

6

BIOLIFE SOLUTIONS, INC.

Notes to Consolidated Financial Statements
(unaudited)

1.	Organization and Significant Accounting Policies

Business

BioLife Solutions, Inc. ("BioLife,” “us,” “we,” “our,” or the “Company”) develops, manufactures and markets patented hypothermic storage and cryopreservation solutions and develops and markets precision thermal shipping products and support services for cells and tissues.  The Company’s proprietary HypoThermosol® FRS, CryoStor®, and generic BloodStor®, biopreservation media products and SAVSU® precision thermal packaging products are marketed to the biobanking, drug discovery, and regenerative medicine markets.  Primary customers include cell therapy and tissue engineering companies, hospital-based stem cell transplant centers, pharmaceutical companies, cord blood and adult stem cell banks, hair transplant centers, and suppliers of cells to the drug discovery, toxicology testing and diagnostic markets. BioLife’s products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced, delayed-onset cell damage and death.  BioLife’s enabling technology provides our customers significant improvements in post-thaw cell, tissue, and organ yield, viability and function.  Additionally, for our direct, distributor, and contract customers, we perform custom, aseptic media formulation, fill, and finish services.

Basis of Presentation

We have prepared the accompanying unaudited consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to these rules and regulations, we have condensed or omitted certain information and footnote disclosures we normally include in our annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In management’s opinion, we have made all adjustments (consisting only of normal, recurring adjustments) necessary to fairly present our financial position, results of operations and cash flows. Our interim period operating results do not necessarily indicate the results that may be expected for any other interim period or for the full year. These consolidated financial statements and accompanying notes should be read in conjunction with the financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2013 on file with the SEC.

There have been no material changes to our significant accounting policies as compared to the significant accounting policies described in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Recent Developments

Reverse Stock Split

On January 17, 2014, our Board of Directors approved an amendment to our certificate of incorporation to effect a reverse stock split by a ratio of 1 for 14, with no reduction in the number of shares of common stock that were previously authorized in our certificate of incorporation.  The reverse stock split was effective on January 29, 2014.  Unless otherwise noted, all share and per share data in this Quarterly Report on Form 10-Q give effect to the 1-for-14 reverse stock split of our common stock.

Public Offering of Units

On March 25, 2014, we closed a registered public offering of 3,588,878 units for gross proceeds of $15,432,175. Each $4.30 unit consisted of one share of the Company’s common stock and one warrant, each warrant exercisable for seven years to purchase one share of the Company’s common stock at an exercise price of $4.75. Net of placement agent fees of $1,211,734 and offering costs of $624,211, we received net proceeds of $13,596,230.  Of the gross proceeds, $9.1 million was allocated to common stock and $6.3 million was allocated to warrants, based on relative fair values.

Conversion of Notes and Interest to Equity

Pursuant to previously disclosed note conversion agreements with WAVI Holding AG and Taurus4757 GmbH (the “Note Holders”), concurrently with the closing of the Company’s public offering of units, the Company converted approximately $14.3 million of indebtedness, including accrued interest, to the Note Holders into equity, issuing to the Note Holders an aggregate of 3,321,405 units having terms substantially similar to the public offering units.  In connection with the note conversion, the Company’s $14.3 million indebtedness to the Note Holders under the terms of the Company’s previously disclosed facility agreements was extinguished, all remaining unamortized deferred finance costs were recorded to additional paid in capital, and the Note Holders agreed to release all security interests. Of the total conversion amount, $8.4 million was allocated to common stock and $5.8 million was allocated to warrants, based on relative fair values.

7

Listing of Common Stock on NASDAQ Capital Market

On March 26, 2014, our common stock was listed on the NASDAQ Capital Market under the symbol BLFS.

biologistex Joint Venture

On September 29, 2014, the Company entered into a limited liability company agreement (the “LLC Agreement”) with SAVSU Technologies, LLC, a Delaware limited liability company (“SAVSU”) to create a 20-year joint venture for the purpose of acquiring, developing, maintaining, owning, operating, marketing and selling an integrated platform of a cloud-based information service and precision thermal shipping products (the “Products”) based on SAVSU’s next generation EVO smart container shipment platform (the “Smart Containers”).

The joint venture vehicle, biologistex CCM, LLC, is structured as a Delaware limited liability company (“biologistex”).  The Company will make an initial capital contribution of $2.4 million, and SAVSU will contribute exclusive distribution rights to the Smart Containers under a separate Supply and Distribution Agreement (as defined below).  The Company will also pay SAVSU $1 million in consideration of SAVSU’s participation in biologistex. These payments to SAVSU will be made on a monthly basis for twelve months and recorded as consulting expense in General and Administrative expenses on the Company’s Consolidated Statement of Operations, the first of which was made during the third quarter of 2014.

The Company and SAVSU are the only initial members of biologistex, holding 52% and 48%, respectively, of the outstanding units of membership interests (“Units”).  Distributions of net cash flow, if any, are to be made in proportion to the members’ ownership of Units.  Approval of both members is generally required for any matter subject to a member vote.  Units may not be transferred without, among other things, the consent of all members and the admission of the transferee as a member.  biologistex and the biologistex members have rights of first refusal with respect to certain proposed transfers of Units.

biologistex is managed by a board of managers.  Each of the Company and SAVSU are entitled to appoint two members to the biologistex board of managers.  The approval of at least three of the four managers is generally required for any matter subject to a board of manager’s vote.

On September 29, 2014, biologistex and SAVSU also entered into a supply and distribution agreement (the “Supply and Distribution Agreement”) whereby biologistex became the exclusive, worldwide distributor of Smart Containers. Pursuant to the Supply and Distribution Agreement, biologistex agrees to purchase a minimum number of Smart Containers over a 24 month period for an aggregate purchase price of approximately $2.6 million. Under the terms of the agreement, SAVSU must fulfill all obligations required of it to permit biologistex to make the Products available for marketing, sales and acceptance of customer orders. The Supply and Distribution Agreement has an initial term of 20 years unless terminated early by its terms.

On September 29, 2014, the Company and biologistex also entered into a services agreement whereby the Company will provide services to biologistex related to operations, sales, marketing, administration and development of a cloud-based software system for tracking and managing the Products. The Services Agreement has an initial term of 20 years unless terminated early by its terms.

Pursuant to the Services Agreement, the Company agreed to manage biologistex to achieve certain minimum sales targets within 12 and 24 months of the date of the agreement. biologistex will pay the Company monthly for expenses incurred and certain overhead expenses. Until biologistex has achieved sufficient revenue to pay such expenses, it may be necessary for the Company to fund such reimbursements via inter-company loans to biologistex.

The Company will consolidate the biologistex financial results with it’s own results and will report consolidated results going forward.

Investments

The Company's investments consist primarily of commercial paper, corporate debt, and other debt securities. Investments are classified as available-for-sale and are reported at fair value with unrealized gains and losses, net of applicable taxes, recorded in accumulated other comprehensive income (loss), a component of shareholders' equity. The realized gains and losses for available-for-sale securities are included in other income and expense in the Statements of Operations. Realized gains and losses are calculated based on the specific identification method.

The Company monitors its investment portfolio for impairment on a periodic basis.  When the amortized cost basis of an investment exceeds its fair value and the decline in value is determined to be an other-than-temporary decline, and when the Company does not intend to sell the debt security and it is not more likely than not that the Company will be required to sell the debt securities prior to recovery of its amortized cost basis, the Company records an impairment charge in the amount of the credit loss and the balance, if any, to other comprehensive income (loss).

8

Concentrations of credit risk and business risk

In the nine months ended September 30, 2014, we derived approximately 24% of our product revenue from our relationship with one contract manufacturing customer.  In the three and nine months ended September 30, 2013, we derived approximately 54% and 55%, respectively, of our product revenue from our relationship with one contract manufacturing customer. Two other customers accounted for 34% and 22% of revenue in the three and nine months ended September 30, 2014, respectively. All license revenue recognized in the nine months ended September 30, 2013 was derived from one customer. No other customer accounted for more than 10% of revenue in the three and nine months ended September 30, 2013. At September 30, 2014, two customers accounted for approximately 35% of total gross accounts receivable. At December 31, 2013, three customers accounted for approximately 64% of total gross accounts receivable.

Revenue from customers located in foreign countries represented 19% and 15% of total revenue during the three and nine months ended September 30, 2014, respectively, and during the three and nine months ended September 30, 2013 revenue from customers located in foreign countries was 7% and 8%, respectively.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for the fiscal and interim reporting periods beginning after December 15, 2016 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09; or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09. Management is currently evaluating the impact of the Company's pending adoption of ASU 2014-09 on its consolidated financial statements.

2.	Accumulated Other Comprehensive Loss

The following tables show the changes in Accumulated Other Comprehensive Loss by component for the nine months ended September 30, 2014:

Nine Months Ended September 30, 2014
Beginning Balance	$––
Unrealized Loss on Investments, Current Period	(6,606)
Ending Balance	$(6,606)

3.	Fair Value Measurement

Based on the observability of the inputs used in the valuation techniques used to determine the fair value of certain financial assets and liabilities, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values.

In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. The following table presents information about the Company’s financial assets that have been measured at fair value as of September 30, 2014, and indicates the fair value hierarchy of the valuation inputs utilized to determine such fair value. As of September 30, 2014, the Company does not have liabilities that are measured at fair value.

9

	Fair Value as of September 30, 2014	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)
Cash and cash equivalents	$3,275,057	$3,275,057	$—
Available-for-sale investments	7,744,285	7,744,285	—
Assets measured at fair value at September 30, 2014	$11,019,342	$11,019,342	$—

4.	Short Term Investments

The carrying amount of the Company’s investments in available-for-sale securities as of September 30, 2014 is shown in the table below:

September 30, 2014
Cost	$7,750,891
Unrealized loss on investments	(6,606)
Fair value	$7,744,285

5.	Inventory

Inventory consists of the following at September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
Raw materials	$309,507	$334,031
Work in progress	101,088	14,570
Finished goods	307,029	72,323
Total	$717,624	$420,924

6.	Deferred Rent

Deferred rent consists of the following at September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
Landlord-funded leasehold improvements	$1,014,329	$1,047,026
Less accumulated amortization	(221,469)	(133,063)
Total	792,860	913,963
Straight line rent adjustment	71,266	89,273
Total deferred rent	$864,126	$1,003,236

During the three and nine month periods ended September 30, 2014, the Company recorded $27,063 and $88,406, respectively, in deferred rent amortization of these landlord funded leasehold improvements. During the three and nine month periods ended September 30, 2013, the Company recorded $23,935 and $69,940, respectively, in deferred rent amortization of these landlord funded leasehold improvements.

Straight line rent adjustment represents the difference between cash rent payments and the recognition of rent expense on a straight-line basis over the terms of the lease.

7.	Share-based Compensation

Stock Options

The following is a summary of stock option activity for the nine month period ended September 30, 2014, and the status of stock options outstanding at September 30, 2014:

10

	Nine Month Period Ended
	September 30, 2014
		Wtd. Avg.
		Exercise
	Options	Price
Outstanding at beginning of year	1,417,309	$1.36
Granted	85,000	3.49
Exercised	(65,842)	1.22
Forfeited	(49,002)	1.52
Expired	(3,124)	2.23
Outstanding at September 30, 2014	1,384,341	$1.49

Stock options exercisable at September 30, 2014	1,209,061	$1.28

As of September 30, 2014, there was $1,148,872 of aggregate intrinsic value of outstanding stock options, including $1,093,647 of aggregate intrinsic value of exercisable stock options.  Intrinsic value is the total pretax intrinsic value for all “in-the-money” options (i.e., the difference between the Company’s closing stock price on the last trading day of the quarter and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on September 30, 2014.  This amount will change based on the fair market value of the Company’s stock.

The fair value of share-based payments made with stock options to employees and non-employee directors was estimated on the measurement date using the Black-Scholes model using the following weighted average assumptions.

	Three Month Period Ended		Nine Month Period Ended
	September 30,		September 30,
	2014	2013	2014	2013
Risk free interest rate	1.93%	2.25%	2.02%	2.25%
Dividend yield	0.0%	0.0%	0.0%	0.0%
Expected term (in years)	7	7	7	7
Volatility	105.20%	105.20%	105.20%	105.20%

The weighted average grant-date fair value for the three and nine months ended September 30, 2014 was $2.22 and $2.96, respectively. The weighted average grant-date fair value for the three and nine months ended September 30, 2013 was $8.91.

We recorded stock compensation expense related to options for the three and nine month periods ended September 30, 2014 and 2013, as follows:

	Three Month Period Ended		Nine Month Period Ended
	September 30,		September 30,
	2014	2013	2014	2013
Research and development costs	$1,064	$5,893	$18,550	$19,801
Sales and marketing costs	7,624	1,265	12,910	2,525
General and administrative costs	46,671	71,294	111,947	120,608
Cost of product sales	18,966	9,782	40,094	32,853
Total	$74,325	$88,234	$183,501	$175,787

Management applies an estimated forfeiture rate that is derived from historical employee termination data.  The estimated forfeiture rate applied for the three and nine month periods ended September 30, 2014 and 2013 was approximately 7%.

As of September 30, 2014, we had approximately $359,132 of unrecognized compensation expense related to unvested stock options.  We expect to recognize this compensation expense over a weighted average period of approximately 2.9 years.

During the nine months ended September 30, 2014, we issued or committed to issue common stock of the Company with a value of $210,000 for services rendered during the period. These costs were recorded in general and administrative expenses during the period.

11

Restricted Stock

At September 30, 2014, there were no unvested restricted stock units outstanding.

8.	Warrants

The following is a summary of warrant activity for the nine month period ended September 30, 2014, and the status of warrants outstanding at September 30, 2014:

	Nine Month Period Ended
	September 30, 2014
		Wtd. Avg.
		Exercise
	Warrants	Price
Outstanding at beginning of year	517,858	$1.02
Granted	6,910,283	4.75
Exercised	––	––
Forfeited/Expired	––	––
Outstanding at September 30, 2014	7,428,141	$4.49

At September 30, 2014, we had 7,428,141 warrants outstanding and exercisable with a weighted average exercise price of $4.49. The outstanding warrants have expiration dates between November 2015 and March 2021.

As discussed in Note 1, during the nine months ended September 30, 2014, we issued 3,588,878 warrants with an expiration date of March 25, 2021 in connection with the Company’s public offering of units on March 25, 2014.   Each whole warrant is exercisable for a period of seven years to acquire one share of common stock with an exercise price of $4.75 per share. In addition, we issued 3,321,405 warrants with an expiration date of March 25, 2021 in connection with the conversion of approximately $14.3 million of indebtedness to the Company’s existing Note Holders into equity on March 25, 2014. Each whole warrant is exercisable for a period of seven years to acquire one share of common stock with an exercise price of $4.75 per share. There were no warrants exercised, forfeited or expired in the nine months ended September 30, 2014.

 Deferred Financing Costs

During the quarter ended June 30, 2012, the Company issued a total of 2,000,000 warrants to the Note Holders as consideration for restructuring of their existing promissory notes.  The warrants were valued using the Black-Scholes option pricing model resulting in a total value of $137,995 which was recorded as deferred financing costs on the Balance Sheet. During the nine months ended September 30, 2014, the Company recorded $13,022 in amortization of deferred financing costs. In connection with the conversion to equity of the notes and accrued interest, the Company recorded $101,852, the remaining unamortized costs, as an adjustment to additional paid in capital.

9.	Net Loss per Common Share

Basic net loss per common share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated using the weighted average number of common shares outstanding plus dilutive common stock equivalents outstanding during the period. Common stock equivalents are excluded for the three and nine month periods ended September 30, 2014 and 2013, since the effect is anti-dilutive due to the Company’s net losses. Common stock equivalents include stock options and warrants.

Basic weighted average common shares outstanding, and the potentially dilutive securities excluded from loss per share computations because they are anti-dilutive, are as follows as of September 30, 2014 and 2013, respectively:

	Three Month Period Ended		Nine Month Period Ended
	September 30,		September 30,
	2014	2013	2014	2013
Basic and diluted weighted average common stock shares outstanding	12,042,739	5,009,274	9,987,682	5,002,135
Potentially dilutive securities excluded from loss per share computations:
Common stock options	1,384,341	1,410,240	1,384,341	1,410,240
Common stock purchase warrants	7,428,141	529,018	7,428,141	529,018

12

10.	Commitments & Contingencies

Legal Proceedings

We are a party in a number of legal matters filed in the state of New York by the Company or John G. Baust, the Company’s former Chief Executive Officer, and members of his extended family, that are described more fully in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  During the three and nine months ended September 30, 2014, there were no significant developments related to these complaints.  We have not made any accrual related to future litigation outcomes as of September 30, 2014 and December 31, 2013.

Leases

On August 19, 2014 we signed an amendment to our lease agreement, which will expand the premises leased by the Company from the landlord from approximately 26,000 to approximately 30,000 rentable square feet. The term of the lease continues until July 31, 2021 with two options to extend the term of the lease, each of which is for an additional period of five years, with the first extension term commencing, if at all, on August 1, 2021, and the second extension term commencing, if at all, immediately following the expiration of the first extension term. In accordance with the amended lease agreement, our monthly base rent will increase to approximately $55,700 effective December 1, 2014, with scheduled annual increases each August. The Company is also required to pay an amount equal to the Company’s proportionate share of certain taxes and operating expenses.

The following is a schedule of future minimum lease payments required under the facility leases as of September 30, 2014:

Year Ending
December 31
2014	$150,802
2015	662,203
2016	675,828
2017	689,799
2018	703,931
Thereafter	1,908,626
Total	$4,791,189

Employment Agreements

We have employment agreements with the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, and Chief Operating Officer which automatically renew for successive one year periods in the event either party does not send the other a “termination notice” not less than 90 days prior to the expiration of the initial term or any subsequent term. The agreements provide for certain minimum compensation per month and incentive bonuses. Under certain conditions, we may be required to continue to pay the base salary and certain other amounts under the agreement for a period of up to two years.

biologistex

Our agreement to form the biologistex joint venture requires us to make an initial capital contribution of $2.4 million. In addition, we will pay SAVSU $1 million in consideration of SAVSU’s participation in biologistex. The payments to SAVSU will be made on a monthly basis and recorded in General and Administrative expenses on the Company’s Consolidated Statement of Operations, the first of which was made during the third quarter of 2014. In addition, biologistex is required to purchase approximately $2.6 million in Smart Containers from SAVSU. See “Note 1. Organization and Significant Accounting Policies – Recent Developments – biologistex Joint Venture” for more information.

13

Item 2.   Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

The statements contained in this Quarterly Report on Form 10-Q, including under the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements regarding BioLife Solutions, Inc. ("BioLife” or the “Company”) management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Quarterly Report on Form 10-Q are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described in greater detail in the risk factors disclosed in our Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those anticipated in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Overview

Management’s discussion and analysis provides additional insight into the Company and is provided as a supplement to, and should be read in conjunction with, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC.

BioLife was originally incorporated in Delaware in 1987 under the name Trans Time Medical Products, Inc. In 2002, the Company, then known as Cryomedical Sciences, Inc., and engaged in manufacturing and marketing cryosurgical products, completed a merger with our wholly-owned subsidiary, BioLife Solutions, Inc., which was engaged as a life sciences tools provider. Following the merger, we changed our name to BioLife Solutions, Inc. We have one majority-owned subsidiary, biologistex CCM, LLC, a Delaware limited liability company.

We develop, manufacture and market patented hypothermic storage and cryopreservation solutions for cells and tissue. Our product offerings include:

●	Patented biopreservation media products for cells, tissues, and organs
●	Generic formulations of blood stem cell freezing media products
●	Custom product formulation and custom packaging services
●	Precision thermal packaging products
●	Contract aseptic manufacturing formulation, fill, and finish services of liquid media products

Our proprietary HypoThermosol® FRS and CryoStor®, generic BloodStor® biopreservation media products and SAVSU® precision thermal packaging products are marketed to the biobanking, drug discovery, and regenerative medicine markets. Primary customers include cell therapy and tissue engineering companies, hospital-based stem cell transplant centers, pharmaceutical companies, cord blood and adult stem cell banks, hair transplant centers, and suppliers of cells to the drug discovery, toxicology testing and diagnostic markets. All of our products are serum-free and protein-free, fully defined, and are manufactured under current Good Manufacturing Practices (cGMP) using United States Pharmacopia (USP)/Multicompendial or the highest available grade components.

Our patented biopreservation media products are formulated to reduce preservation-induced, delayed-onset cell damage and death. Our platform enabling technology provides our customers significant shelf life extension of biologic source material and final cell products, and also greatly improved post-preservation cell, tissue, and organ viability and function. We believe that our products have been incorporated into the manufacturing, storage, shipping, freezing, and clinical delivery processes of over 130 hospital-approved or clinical trial stage regenerative medicine applications.

The discoveries made by our scientists and consultants relate to how cells, tissues, and organs respond to the stress of hypothermic storage, cryopreservation, and the thawing process. These discoveries enabled the formulation of innovative biopreservation media products that protect biologic material from preservation-related cellular injury, much of which is not apparent immediately after return to normothermic body temperature. Our product formulations have demonstrated notable reduction in apoptotic (programmed) and necrotic (pathologic) cell death mechanisms and are enabling the clinical and commercial development of numerous innovative regenerative medicine products.

14

Recent Developments

Reverse Stock Split

On January 17, 2014, our Board of Directors approved an amendment to our certificate of incorporation to effect a reverse stock split by a ratio of 1 for 14, with no reduction in the number of shares of common stock that were previously authorized in our certificate of incorporation.  The reverse stock split was effective on January 29, 2014.  Unless otherwise noted, all share and per share data in this Quarterly Report on Form 10-Q give effect to the 1-for-14 reverse stock split of our common stock.

Public Offering of Units

On March 25, 2014, we closed a registered public offering of 3,588,878 units for gross proceeds of $15,432,175. Each unit consisted of one share of the Company’s common stock and one warrant, each warrant exercisable for seven years to purchase one share of the Company’s common stock at an exercise price of $4.75. Net of placement agent fees of $1,211,734 and offering costs of $624,211, we received net proceeds of $13,596,230.  Of the gross proceeds, $9.1 million was allocated to common stock and $6.3 million was allocated to warrants, based on relative fair values.

Conversion of Notes and Interest to Equity

Pursuant to previously disclosed note conversion agreements with WAVI Holding AG and Taurus4757 GmbH (the “Note Holders”), concurrently with the closing of the Company’s public offering of units, the Company converted approximately $14.3 million of indebtedness, including accrued interest, to the Note Holders into equity, issuing to the Note Holders an aggregate of 3,321,405 units having terms substantially similar to the public offering units.  In connection with the note conversion, the Company’s $14.3 million indebtedness to the Note Holders under the terms of the Company’s previously disclosed facility agreements was extinguished, all remaining unamortized deferred finance costs were recorded to additional paid in capital, and the Note Holders agreed to release all security interests. Of the total conversion amount, $8.4 million was allocated to common stock and $5.8 million was allocated to warrants, based on relative fair values.

Listing of Common Stock on NASDAQ Capital Market

On March 26, 2014, our common stock was listed on the NASDAQ Capital Market under the symbol BLFS.

biologistex Joint Venture

On September 29, 2014, the Company entered into a limited liability company agreement (the “LLC Agreement”) with SAVSU Technologies, LLC, a Delaware limited liability company (“SAVSU”) to create a 20-year joint venture for the purpose of acquiring, developing, maintaining, owning, operating, leasing and selling an integrated platform of a cloud-based information service and precision thermal shipping products (the “Products”) based on SAVSU’s next generation EVO smart container shipment platform (the “Smart Containers”).

The joint venture vehicle, biologistex CCM, LLC, is structured as a Delaware limited liability company (“biologistex”).  The Company will make an initial capital contribution of $2.4 million, and SAVSU will contribute exclusive distribution rights to the Smart Containers under a separate Supply and Distribution Agreement (as defined below).  The Company will also pay SAVSU $1 million in consideration of SAVSU’s participation in biologistex. These payments to SAVSU will be made on a monthly basis for twelve months and recorded as consulting expense in General and Administrative expenses on the Company’s Consolidated Statement of Operations, the first of which was made during the third quarter of 2014.

The Company and SAVSU are the only initial members of biologistex, holding 52% and 48%, respectively, of the outstanding units of membership interests (“Units”).  Distributions of net cash flow, if any, are to be made in proportion to the members’ ownership of Units.  Approval of both members is generally required for any matter subject to a member vote.  Units may not be transferred without, among other things, the consent of all members and the admission of the transferee as a member.  biologistex and the biologistex members have rights of first refusal with respect to certain proposed transfers of Units.

biologistex is managed by a board of managers.  Each of the Company and SAVSU are entitled to appoint two members to the biologistex board of managers.  The approval of at least three of the four managers is generally required for any matter subject to a board of manager’s vote.

On September 29, 2014, biologistex and SAVSU also entered into a supply and distribution agreement (the “Supply and Distribution Agreement”) whereby biologistex became the exclusive, worldwide distributor of Smart Containers. Pursuant to the Supply and Distribution Agreement, biologistex agrees to purchase a minimum number of Smart Containers over a 24 month period for an aggregate purchase price of approximately $2.6 million. Under the terms of the agreement, SAVSU must fulfill all obligations required of it to permit biologistex to make the Products available for marketing, sales and acceptance of customer orders. The Supply and Distribution Agreement has an initial term of 20 years unless terminated early by its terms.

15

On September 29, 2014, the Company and biologistex also entered into a services agreement whereby the Company will provide services to biologistex related to operations, sales, marketing, administration and development of a cloud-based software system for tracking and managing the Products. The Services Agreement has an initial term of 20 years unless terminated early by its terms.

Pursuant to the Services Agreement, the Company agreed to manage biologistex to achieve certain minimum sales targets within 12 and 24 months of the date of the agreement. biologistex will pay the Company monthly for expenses incurred and certain overhead expenses. Until biologistex has achieved sufficient revenue to pay such expenses, it may be necessary for the Company to fund such reimbursements via inter-company loans to biologistex.

Highlights for the Third Quarter of 2014

●
Core product revenue in the third quarter and first nine months of 2014 increased 24% and 27%, respectively, over the same periods in 2013 and core product revenue increased 15% from the second quarter of 2014. These increases reflect higher sales to the regenerative medicine market, as well as to our indirect distribution partners. Core product revenue is subject to significant quarter-to-quarter fluctuations and can be concentrated in particular quarters. It is heavily dependent on the progress and timing of our customers’ clinical trials.

●
Gross margin in the third quarter of 2014 increased to 47.3%, up from 41.0% in the third quarter of 2013 and 45.0% in the second quarter of 2014, reflecting the expected improvement as all revenue generated was from sales of the Company’s higher-margin core products in the third quarter of 2014.

●	Net loss for the third quarter of 2014 was $862,455 improved from the second quarter of 2014 of $883,356, but increased from $309,910 in the third quarter of 2013.

●
We formed a new joint venture with SAVSU Technologies under the brand name of biologistexSM CCM. Biologistex will offer customers in our strategic biobanking, drug discovery and regenerative medicine markets tools and cloud-based data used to monitor and manage the movement of biologic materials such as vaccines, cells, tissues, and organs across time and space. biologistex has received a 20-year exclusive worldwide distribution right to current and future SAVSU controlled temperature containers, including the EVO™ smart container. BioLife will make a multi-million dollar investment in connection with these transactions, and will manage all sales, marketing, technical, customer service, accounting, and fulfillment operations in its current Bothell, Washington facilities. We believe we will launch the biologistex service during the first quarter of 2015, and we do not expect to record significant revenue related to biologistex during the fourth quarter of 2014.

●
The Company's CryoStor clinical grade cell freeze media was evaluated in a multicenter biobanking study of various shipment conditions for cells used to support proficiency testing programs. The results of the study were recently published in the journal article Viable mononuclear cell stability study for implementation in a proficiency testing program: impact of shipment conditions, which appeared in Biopreservation and Biobanking.

●
We saw continued adoption of our proprietary biopreservation media products bringing our estimate of the number of clinical trials of novel cell-based regenerative medicine products and therapies using our products to over 130.  Adoption has also increased in the cell supplier market segment.  Highlights include:

Frederick, Maryland based RoosterBio, Inc., a biofabrication tools company, adopted our CryoStor clinical grade cryopreservation freeze media to commercialize RoosterBio’s human bone marrow-derived, adult mesenchymal stem cell (hMSC) products;

Progenitor Cell Therapy, LLC (PCT), an internationally recognized contract development and manufacturing organization (CDMO) focused on providing exceptional service, quality and value to its regenerative medicine clients and a wholly owned subsidiary of NeoStem, Inc., announced the use of our HypoThermosol storage/shipping media and CryoStor cryopreservation freeze media for several internal clinical programs and other contract customer cell therapy development and manufacturing programs.

●
We signed a long-term contract manufacturing services agreement with Jupiter, Florida based Somahlution LLC. We will manufacture DuraGraft™, a tissue preservation solution for storage of harvested veins used in coronary artery bypass graft (CABG) and other vascular access surgeries for Somahlution.

16

●
We added Jason Acker, PhD, and Anthony Davies, PhD to our Scientific Advisory Board. Dr. Acker is a Senior Development Scientist with the Canadian Blood Services and a Professor in the Department of Laboratory Medicine and Pathology at the University of Alberta, Edmonton, Canada. He received his Bachelor of Science, Master of Science in Experimental Pathology and PhD in Medical Sciences degrees from the University of Alberta.  Dr. Davies is President of Dark Horse Consulting, a boutique practice focused on CMC and product development issues in cell and gene therapy. After training as a biochemist, chemical engineer and molecular biologist, Dr. Davies has worked in the cell and gene therapy field for some 20 years. He brings with him an extensive track record in manufacturing, operational management and commercial development, most recently as Chief Technology Officer for Capricor, Inc. and Vice President, Product Development for Geron Corporation’s cell therapy programs.

Results of Operations

Our revenue, results of operations and cash balances are likely to fluctuate significantly from quarter-to-quarter. These fluctuations are due to a number of factors, specifically the progress of our customers’ clinical trials, where the pace of enrollment affects customer orders for our products.  The majority of our net sales come from a relatively small number of customers and a limited number of market sectors. Each of these sectors is subject to macroeconomic conditions as well as trends and conditions that are sector specific. Any weakness in the market sectors in which our customers are concentrated could affect our business and results of operations.

Comparison of Results of Operations for the Three and Nine Month Periods Ended September 30, 2014 and 2013

Percentage comparisons have been omitted within the following table where they are not considered meaningful.

Revenue and Gross Margin

	Three Month Period Ended
	September 30,
	2014	2013	% Change
Revenue:
Core product sales	$1,243,372	$1,002,086	24%
Contract manufacturing services	––	1,168,405	(100)%
Total revenue	1,243,372	2,170,491	(43)%

Cost of sales	654,978	1,281,634	(49)%
Gross profit	$588,394	$888,857	(34)%
Gross margin %	47.3%	41.0%

	Nine Month Period Ended
	September 30,
	2014	2013	% Change
Revenue:
Core product sales	$3,452,397	$2,713,787	27%
Contract manufacturing services	1,067,905	3,337,567	(68)%
Licensing revenue	––	609,167	(100)%
Total revenue	4,520,302	6,660,521	(32)%

Cost of sales	2,483,199	3,817,737	(35)%
Gross profit	$2,037,103	$2,842,784	(28)%
Gross margin %	45.1%	42.7%

Core Product Sales. Our core products are sold through both direct and indirect channels. Sales to our core customers in the three and nine months ended September 30, 2014 increased by 24% and 27%, respectively, compared to the same periods in 2013. The increase was due to an 11% increase in liters sold during the three months ended September 30, 2014 and an 11% increase in the average selling price of our core products, compared to the same period in 2013 and a 24% increase in liters sold during the nine months ended September 30, 2014 compared to the same period in 2013. Sales to our core customers tend to be uneven due to the pace of product evaluation, adoption, and clinical trials. Management believes that our opportunity in the regenerative medicine market will start to become fully realized over the next three to five years as some customers receive regulatory and marketing approvals for their clinical cell and tissue-based products. We continue to have a goal for 2014 of increasing our core product sales at a rate of 25-35% over 2013. Our 2014 core product sales will depend on a number of factors, including the level and pace of market adoption of our products; the clinical and commercial success of our customers; competition; and the risks set forth in our annual report on Form 10-K under the heading “Risk Factors”. No assurance can be provided that we will achieve our product sales goal.

17

Contract Manufacturing Services. Contract manufacturing services represents sales of product to one significant customer, Organ Recovery Systems. The contract with this customer was terminated in May of 2014.

Licensing Revenue. During the first quarter of 2013, we negotiated a new intellectual property license agreement that provides Janssen Research & Development, LLC with limited access to our intellectual property under certain conditions. This customer paid upfront fees for the specific rights and there are no future performance obligations. The upfront fee of $500,000 was recognized as revenue during the quarter and $109,167 in deferred revenue associated with this customer was recognized as all future performance obligations associated with the previous license agreements were cancelled with the agreement signed in the first quarter of 2013.

Cost of Sales. Cost of sales consists of raw materials, labor and overhead expenses.  Cost of sales in the three and nine months ended September 30, 2014 decreased compared to the same periods in 2013 due primarily to the significant reduction in volume in our contract manufacturing services revenue and costs related to the manufacture of this product.

Gross Margin. Gross margin as a percentage of revenue was 47.3% in the three months ended September 30, 2014 compared to 41.0% in the three months ended September 30, 2013. The increase was due to an increase in core product revenue and a decrease in contract manufacturing revenue. Contract manufacturing revenue had a lower gross margin than core product revenue.

Gross margin for the nine months ended September 30, 2014 increased to 45.1% compared to 42.7% in the same period in 2013. Gross margin as a percentage of revenue in the nine months ended September 30, 2013 included the impact of recognition of $609,167 in license revenue during the quarter with no associated costs, which resulted in a significant improvement in gross margin as a percentage of revenue in 2013. Excluding the impact of the license revenue, gross margin would have been 36.9% for the nine months ended September 30, 2013. The increase in gross margin as a percentage of revenue resulted from the change in mix, with sales of the Company’s core products having a higher gross margin than the contract manufacturing revenue.

Operating Expenses

Our operating expenses for the three and nine month periods ended September 30, 2014 and 2013 were:

	Three Month Period Ended
	September 30,
	2014	2013	% Change
Operating Expenses:
Research and development	$153,328	$160,528	(4)%
Sales and marketing	298,263	208,080	43%
General and administrative	1,011,316	630,342	60%
Operating Expenses	1,462,907	998,950	46%
% of revenue	118%	46%

	Nine Month Period Ended
	September 30,
	2014	2013	% Change
Operating Expenses:
Research and development	$513,393	$361,404	42%
Sales and marketing	810,279	625,600	30%
General and administrative	2,844,858	1,856,386	53%
Operating Expenses	4,168,530	2,843,390	47%
% of revenue	92%	43%

18

Research and Development. Research and development expenses consist primarily of salaries and other personnel expenses, consulting and other outside services including legal services, laboratory supplies, and other costs.  We expense all research and development costs as incurred.  Research and development expenses for the three months ended September 30, 2014 decreased slightly compared to the three months ended September 30, 2013, due to lower spend on contract research, offset somewhat by higher personnel costs. For the nine months ended September 30, 2014, research and development expenses increased compared to the same period in 2013 due to higher salaries and bonuses related to additional personnel in the department.

Sales and Marketing. Sales and marketing expenses consist primarily of salaries and other personnel-related expenses, consulting, trade shows and advertising.  The increases in the three and nine months ended September 30, 2014 compared to the same periods in 2013 were due primarily to increased trade show and conference expenses and higher personnel expenses.

General and Administrative Expenses. General and administrative expenses consist primarily of personnel-related expenses, non-cash stock-based compensation for administrative personnel and non-employee members of the board of directors, professional fees, such as accounting and legal, corporate insurance and facilities costs.  The increases in general and administrative expenses in the three months ended September 30, 2014 includes approximately $83,000, which represents the first payment to SAVSU related to the biologistex joint venture, and $80,000 in legal costs related to formation of the joint venture. Additionally, we spent approximately $97,000 more in the three months ended September 2014 compared to 2013 on investor relations and shareholder communications related to our increased efforts in these areas, an additional $61,000 related to increased director compensation and D&O insurance and an additional $39,000 in personnel costs. The increase for the nine months ended September 30, 2014 compared to the same period in 2013 included $83,000, which represents the first of twelve monthly payments to SAVSU related to the biologistex joint venture, and $80,000 in legal costs related to formation of the joint venture, an additional $303,000 related to investor relations and shareholder communications, an additional $156,000 related to director compensation and D&O insurance, an additional $203,000 in personnel costs and $50,000 related to a one-time 401(k) related cost.

Other Income (Expenses)

Interest Expense. The reduction in interest expense in the three and nine months ended September 30, 2014 compared to the same period in 2013 is due to the conversion of the notes and interest through March 25, 2014, and did not include a full quarter of interest. See above, “Results of Operations - Recent Developments - Conversion of Notes and Interest to Equity.”

Amortization of Deferred Financing Costs. During the nine months ended September 30, 2014, the Company recorded $13,022 in amortization of deferred financing costs. In connection with the termination of the note facility agreements, the Company recorded $101,852, the remaining unamortized costs, as an adjustment to additional paid in capital. See above, “Results of Operations - Recent Developments - Conversion of Notes and Interest to Equity.”

Liquidity

We believe that our current level of cash and cash equivalents will be sufficient to meet our liquidity needs for the foreseeable future. We expect to have ongoing cash requirements which we plan to fund through total available liquidity and cash flows generated from operations. Our future uses of cash, which may vary from time to time based on market conditions and other factors, are centered on growing our core business, the build out and infrastructure scaling for biologistex, and continuing to strengthen our balance sheet and competitive position.

Our liquidity plans are subject to a number of risks and uncertainties, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 12, 2014, some of which are outside our control. Macroeconomic conditions could limit our ability to successfully execute our business plans and therefore adversely affect our liquidity plans.

We continue to monitor and evaluate opportunities to strengthen our balance sheet and competitive position over the long-term. These actions may include the possibility of acquisitions or strategic alliances that we believe would generate significant advantages and substantially strengthen our business.

On September 30, 2014, we had $11,019,342 in cash, cash equivalents and short term investments, compared to cash and cash equivalents of $156,273 at December 31, 2013.

Net Cash Provided by (Used In) Operating Activities

During the nine months ended September 30, 2014, net cash used in operating activities was $2,465,540 compared to cash provided by operations of $67,460 for the nine months ended September 30, 2013.  Cash used in operating activities increased primarily due to the use of cash to fund a higher net loss in 2014 compared to 2013. In the third quarter, we paid SAVSU the first of twelve monthly payments of $83,000 related to their participation in the biologistex joint venture, payment in the first quarter of 2014 of accrued compensation and other liabilities that were accrued at the end of 2013, and the reduction of accounts payable from December 31, 2013 to September 30, 2014.

19

Net Cash Used in Investing Activities

Net cash used in investing activities totaled $8,092,498 and $235,109 during the nine months ended September 30, 2014 and 2013, respectively. Of the amount used in the first nine months of 2014, $7,849,743 was used to purchase short term investments classified as available-for-sale. In addition, during both periods, cash was used in investing activities related to the purchase of equipment.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $13,676,822 in the nine months ended September 30, 2014, which included gross proceeds of $15,432,175 received in the registered public stock offering completed on March 25, 2014, net of placement agent fees of $1,211,735 and offering costs of $624,211 and $80,592 from the exercise of stock options by a former employee. Net cash provided by financing activities of $50,458 during the nine months ended September 30, 2013 was the result of proceeds received from warrant and employee stock option exercises.

Upon conversion of all of our outstanding notes and interest to equity on March 25, 2014, we terminated the facility agreements.

Off-Balance Sheet Arrangements

As of September 30, 2014, we did not have any off-balance sheet arrangements.

Critical Accounting Policies and Significant Judgments and Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates, including, but not limited to those related to accounts receivable allowances, determination of fair value of share-based compensation, contingencies, income taxes, and expense accruals. We base our estimates on historical experience and on other factors that we believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

Our critical accounting policies and estimates have not changed significantly from those policies and estimates disclosed under the heading “Critical Accounting Policies and Significant Judgments and Estimates” in Part II, Item 7, “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC.

Contractual Obligations

We previously disclosed certain contractual obligations and contingencies and commitments relevant to us within the financial statements and Management Discussion and Analysis of Financial condition and Results of Operations in our Annual report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 12, 2014. During the three month period ended September 30, 2014, we entered into an amendment to our lease agreement and made certain commitments with respect to our subsidiary, biologistex. For more information regarding our current contingencies and commitments, see note 10 to the consolidated financial statements included above.

Item 3.   Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Item 4.   Controls and Procedures

Evaluation of Disclosure Controls and Procedures. We maintain disclosure controls and procedures that are designed to ensure that material information required to be disclosed in our periodic reports filed under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and to ensure that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer as appropriate, to allow timely decisions regarding required disclosure. During the quarter ended September 30, 2014, we carried out an evaluation, under the supervision and with the participation of our management, including the chief executive officer and chief financial officer, as required by the rules and regulations under the Exchange Act, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our chief executive officer and chief financial officer concluded that, as of September 30, 2014, our disclosure controls and procedures were effective.

Changes in Internal Control over Financial Reporting. There have been no changes in our internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the quarter ended September 30, 2014 that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Limitations on Effectiveness of Control. Our management, including our chief executive officer and chief financial officer, does not expect that our disclosure controls and procedures or our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected.

20

PART II:  Other Information

Item 1A.    Risk Factors.

These Risk Factors should be read in conjunction with the Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2013 on file with the SEC.

Our joint venture investment in biologistex may be adversely affected by our lack of sole decision-making authority and disputes between us and our joint venture partner.

We are a party to the biologistex LLC Agreement with SAVSU.  Under the LLC Agreement, each of the Company and SAVSU are entitled to appoint two members to the biologistex board of managers.  The approval of at least three of the four managers is generally required for any matter subject to a board of manager’s vote.  Accordingly, we are not in a position to exercise sole decision-making authority regarding the joint venture.  Our joint venture partner SAVSU may have different economic or other business interests or goals which are inconsistent with our business interests and goals, and may take actions contrary to our policies or objectives, which may result in poor or delayed business decisions.  Further, our biologistex investment has the potential risk of an impasse on decisions, such as a sale, because neither we nor SAVSU has full control over the joint venture.  The LLC Agreement includes a mechanism whereby, in the event of certain impasses between the members, or within the board of managers, the joint venture may be dissolved or the members may agree that one member will sell its units of biologistex to the other member.  Accordingly, in the event of an impasse, we may need to buy SAVSU’s interest in biologistex or sell our own interest to SAVSU.

We may be adversely impacted by the failure of the biologistex joint venture or by our failure, or the failure of our joint venture partner, to fulfill our obligations to the joint venture.

We participate in the biologistex joint venture with SAVSU.  The biologistex joint venture faces all of the inherent risks associated with the development, marketing and operation of a new product line.  In addition, we face the risk that either we or SAVSU will not meet our obligations under the LLC Agreement, the Supply and Distribution Agreement or the Services Agreement.  We depend on SAVSU, among other things, for its intellectual property with respect to the Smart Containers and for its manufacturing of the Smart Containers.  If SAVSU fails to fulfill its obligations due to strategic business interests, financial condition or otherwise, we may be required to spend additional resources, or biologistex may not be able to continue its operations, in which case we may suffer losses.  Such expenses or losses may be significant and may have an adverse effect on our financial position or results of operations.  In addition, we have committed to certain financial and operational milestones with respect to biologistex.  For example, under the Services Agreement, we have agreed to manage biologistex to achieve certain minimum sales targets within 12 and 24 months of the date of the agreement.  If we are not able fulfill these obligations due to market conditions, our financial position or otherwise, we may be required to spend additional resources, or we may suffer losses.

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds.

As previously disclosed by the Company, we are party to an agreement with Life Sci Advisors, in which we agreed to issue the consultant, as partial compensation for services, $20,000 worth of our common stock per month, distributed quarterly, calculated using our stock price at the end of each quarter.  Pursuant to this agreement, we had issued 19,831 shares prior to the beginning of the three months covered by this Quarterly Report on Form 10-Q.  On August 8, 2014, we issued 26,316 common shares pursuant to the agreement.  This issuance was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, since, among other things, the transaction did not involve a public offering and the common shares were acquired for investment purposes only and not with a view to any resale, distribution or other disposition of the common shares in violation of U.S. securities laws.

Item 6.    Exhibits

See accompanying Index to Exhibits included after the signature page of this report for a list of exhibits filed or furnished with this report.

21

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Dated: November 6, 2014	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer (Duly authorized officer and principal financial and accounting officer)

22

BIOLIFE SOLUTIONS, INC.

INDEX TO EXHIBITS

Exhibit No.	Description

31.1	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

10.1	Fifth Amendment to Lease, dated August 19, 2014, by and between BioLife Solutions, Inc. and Monte Villa Farms LLC

10.2	biologistex CCM, LLC Limited Liability Company Agreement dated September 29, 2014

10.3*	Supply and Distribution Agreement between SAVSU Technologies, LLC and biologistex CCM dated September 29, 2014

10.4*	Services Agreement between BioLife Solutions, Inc. and biologistex CCM dated September 29, 2014

*Confidential treatment has been requested for portions of this exhibit.

23

EXHIBIT 10.1

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (the “Amendment”) dated this 19th day of August, 2014 amends that certain Lease dated July 24, 2007 and amended on November 4, 2008, March 2, 2012, June 15, 2012 and November 26, 2012 by and between BIOLIFE SOLUTIONS, INC. (“Tenant”) and MONTE VILLA FARMS LLC (“Landlord”) (the “Lease”) in the project known as “Monte Villa Farms” located in Bothell, Washington.

RECITALS

WHEREAS, Tenant is desirous of leasing additional square footage, and Landlord is desirous of leasing both additional square footage to Tenant on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, Landlord and Tenant agree to amend the Lease as follows:

1.	The fifth Whereas paragraph shall be amended to read as follows:
“WHEREAS, Tenant has leased approximately 7,169 rentable square feet of office space as shown on Exhibit C.1 attached hereto (the "Office Expansion Premises"), approximately 6,031 rentable square feet of the first floor of the Production Building as shown on Exhibit C.2 attached hereto ("Clean Room Premises") and 7,561 rentable square feet in the Production Building as shown on Exhibit C.4 attached hereto (“Production Expansion Premises”), approximately 5,103 rentable square feet of additional space of the Production Building as shown on Exhibit C.5 (“Cleanroom Support Premises”), Tenant is desirous of leasing approximately 4,493 rentable square feet in the Office Building as shown on Exhibit C.6 attached hereto (“Second Office Expansion Premises”)  and Landlord is desirous of leasing the Second Office Expansion Premises to Tenant on the terms and conditions set forth herein.  The Clean Room Premises, the Office Expansion Premises, the Production Expansion Premises, the Cleanroom Support Premises and the Second Office Expansion Premises shall be collectively known as the “Demised Premises”.  The revised total rentable square footage of leased space shall be approximately 30,357 square feet, or as otherwise measured according to BOMA standard.

2.	Paragraph 1.1.(b) shall be added to read as follows:
“The Commencement Date for the Second Office Expansion Premises shall be upon completion of the Tenant Improvement (to be completed by November 15, 2014), contingent on plans being approved by the City of Bothell and shall be set forth on a written notice from Landlord to Tenant that the Tenant Improvements are substantially complete.

1

3.
Landlord shall allow Tenant to occupy appx 2,231 RSF on the 3rd floor, as depicted on Exhibit E, of the Office Building (“Temporary Space”) immediately through November 15, 2014 or completion of the Tenant Improvement, whichever is later, with no base rent due.

4.	Paragraph 1.2, line 4, delete “C and C.1, C.2, C.3, C.4 and C.5” and insert “C, C.1, C.2, C.4, C.5 and C.6”.

5.	In Paragraph 1.2, add to the end of the paragraph:
“4,493 RSF in the Second Office Expansion Premises (Exhibit C.6)”

6.	Paragraph 1.3, line 14, delete “thirty five (35)” and insert “forty eight (48)”.

7.	Paragraph 2.6 (a) line 3, delete “25,864” and insert “30,357”.

8.	Paragraph 2.6(a) line 5, delete “9.14 and insert “10.94%”.

9.
Tenant will be allowed early access for two weeks at no charge (for the spaces added to the Lease under this expansion) for the purpose of installing cabling, furniture or other tenant fixtures.  Tenant shall not be required to pay for utility or elevator charges during its early access period.

10.	Exhibit A-1 shall be replaced by Exhibit A.

11.	Exhibit B.4 shall be replaced by Exhibit B. 5.

12.	Exhibit D.4 shall be added, defining the Tenant Improvement for the Second Office Expansion Premises.

Other than set forth above, all terms and conditions of the lease remain in full force and effect. The parties hereby reaffirm and confirm such terms and conditions.  This agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Facsimile copies will be considered originals.

TENANT BIOLIFE SOLUTIONS, INC. a Delaware corporation	LANDLORD MONTE VILLA FARMS LLC, A Washington limited liability company
By: /s/ Daphne Taylor	By: /s/ Robert E. Hibbs
Name: Daphne Taylor Its: CFO	Name: Robert E. Hibbs Its Manager

2

EXHIBIT A to Lease

LEGAL DESCRIPTION OF PROJECT

The land referred to herein below is described as follows:

Lots A, B, C, D and E of City of Bothell Boundary Line Adjustment No. 2008-000066, recorded November 4, 2008 under Recording No. 200811045005, Records of Snohomish County Auditor;

Situate in the City of Bothell, County of Snohomish, State of Washington.

3

EXHIBIT B. 5

BASIC ANNUAL RENT

25,864 RSF
Applicable Portion of Lease Term		Rate Per Rentable Sq. Ft./ Annum/NNN	Annual Base Rent	Monthly Base
Beginning	Ending			Rent Installment (Annual ÷ 12)

1-Aug-14	31-Jan-15	$24.59	$635,995.76	$52,999.65
1-Feb-15	31-Jul-15	$22.28	$576,249.92	$48,020.83
1-Aug-15	31-Jul-16	$22.72	$587,630.08	$48,969.17
1-Aug-16	31-Jul-17	$23.18	$599,527.52	$49,960.63
1-Aug-17	31-Jul-18	$23.64	$611,424.96	$50,952.08
1-Aug-18	31-Jul-19	$24.11	$623,581.04	$51,965.09
1-Aug-19	31-Jul-20	$24.60	$636,254.40	$53,021.20
1-Aug-20	31-Jul-21	$25.09	$648,927.76	$54,077.31

4,493 RSF
Applicable Portion of Lease Term		Rate Per Rentable Sq. Ft./ Annum	Annual Base Rent	Monthly Base
Beginning	Ending			Rent Installment (Annual ÷ 12)

15-Nov-15	31-Oct-16	$18.00	$80,874.00	$6,739.50
1-Nov-16	31-Oct-17	$18.45	$82,895.85	$6,907.99
11-Nov-17	31-Oct-18	$18.91	$84,968.25	$7,080.69
11-Nov-18	31-Oct-19	$19.38	$87,092.45	$7,257.70
11-Nov-19	31-Oct-20	$19.87	$89,269.76	$7,439.15
11-Nov-20	31-Jul-21	$20.37	$91,501.51	$7,625.13
* In months 1, 6, 58 and 60 no base rent will be due

Landlord has the right to create up to 50,000 sq ft of additional space on the Property (the “Additional Space”). The creation of the Additional Space will reduce the Operating Expenses for the Premises (the “Additional Space Expense Reduction”). Tenant agrees that should Landlord create the Additional Space then the Rent shall be increased (effective as of the date of the inclusion of the Additional Space) by the amount of any Additional Space Expense Reduction.  Such a reduction shall be computed (within six months of the inclusion of Additional Space) by subtracting (i) the Tenant’s Proportionate Share of the Operating Expenses and Taxes computed after the inclusion of the Additional Space in the square footage calculations from (ii) Tenant’s Proportionate Share of the Operating Expenses and Taxes computed before the inclusion of the Additional Space in the square footage calculations.  Landlord shall provide Tenant with such computations for Tenant’s review.

4

EXHIBIT C.1

OFFICE EXPANSION PREMISES

A
B
C
D
E
F
G
H
J
K
23
22.8
22.6
22.3
22
21
20
19
18

Admin. Building Level - 3

1/8" = 1'-0"

9/1/10

North

3303
Option 1b

5

EXHIBIT C.2

CLEAN ROOM PREMISES

A.3
A.6
B
B.3
C
D
E
F
G
H
J
K
17
16
15.5
15
14
13
12

Production Building Basement Level

1/8" = 1'-0"

7/26/2010

North

6

EXHIBIT C.4
PRODUCTION EXPANSION PREMISES

A.3
A.6
B
B.3
C
D
E
F
G
H
J
K
17
16
15.5
15
14
13
12

Production Building Basement Level

1/8" = 1'-0"

7/26/2010

North

7

EXHIBIT C.5
CLEANROOM SUPPORT PREMISES

A.3
A.6
B
B.3
C
D
E
F
G
H
J
K
17
16
15.5
15
14
13
12

North

Production Building Basement Level

1/8" = 1'-0"

7/26/2010

8

EXHIBIT C.6
SECOND OFFICE EXPANSION PREMISES

A
B
C
D
E
F
G
H
J
K
23
22.8
22.6
22.3
22
21
20
19
18
OPEN OFFICE
CONFERENCE

MONTE VILLA FARMS
ADMINISTRATION BUILDING - LEVEL 3
1/8" = 1'-0"

North

COLLINSWOERMAN - APRIL 2, 2013

9

EXHIBIT D.4

TENANT IMPROVEMENTS

Landlord will provide a Tenant Improvement Allowance of up to $125,000 to build out the space to a mutually agreeable space plan, based on that shown in Exhibit 4.a, and built out to a substantially similar look and quality as the Office Expansion Premises. Landlord will perform the construction in-house, using its architect and preferred subcontractors.

10

EXHIBIT D.4.a

TI FLOORPLAN

CONF 3
345
STORAGE
346
STAIR 2
CORRIDOR
395
COPY
336
OFFICE 7
335
FUTURE
OFFICE
337
ELEV 2
OPEN OFFICE
394
Coffee bar/
kitchenette
4-5 new
offices
Move entry doors
to new n-s wall
just west of the
elevator
CORRIDOR
338
RECEPTION
WAITING
314
FILE
STORAGE
339
FILE CABINETS
OPEN
OFFICE
330
Demo
OFFICE 1
327
CONF 1
328
OFFICE
398
OFFICE
397
OFFICE
396
30'-0"
26'-5 1/2"
15'-0"

11

EXHIBIT E

TEMP SPACE FLOORPLAN

MONTE VILLA FARMS
ADMINISTRATION BUILDING - LEVEL 3

1/8" = 1'-0"

North

COLLINSWOERMAN - APRIL 2, 2013

12

Exhibit 10.2

BIOLOGISTEX CCM, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Table of Contents
Article 1 General

1.1	Limited Liability Company Agreement	1
1.2	Certificate of Formation	1
1.3	Name	1
1.4	Principal Place of Business	2
1.5	Names of Members	2
1.6	Term of Existence	2
1.7	Duties of Members	2
1.8	Liability of Members	2
1.9	Duties of Managers and Named Officers	2
1.10	Liabilities of Managers	2
1.11	Other Ventures; Time and Attention	2

Article 2 Definitions	3
Article 3 Purpose and Character of the Business	8
Article 4 Members; Meetings; Acts	8

4.1	Authority of the Members	8
4.2	Place and Time of Meetings	8
4.3	Regular Meetings	8
4.4	Special Meetings	8
4.5	Notices of Meetings	9
4.6	Waiver of Notice	9
4.7	Proxies	9
4.8	Quorum; Adjourned Meetings	9
4.9	Conference Communications	9
4.10	Organization	9
4.11	Order of Business	10
4.12	Voting	10
4.13	Written Action	10
4.14	Certain Actions	10

Article 5 New Members; Units; Certificates	11

5.1	Admission of New Members	11
5.2	Issuance of Units	11
5.3	No Certificates for Units	11

Article 6 Management and Operation of Company Business	11

6.1	Authority of the Board of Managers	11
6.2	Number; Qualification; Term of Office; Vote	11
6.3	Initial Board	12
6.4	Place of Meetings	12
6.5	Regular Meetings	12

6.6	Special Meetings	12
6.7	Meetings Held Upon Member Demand	12
6.8	Adjournments	12
6.9	Notice of Meetings	12
6.10	Proxies	13
6.11	Quorum	13
6.12	Absent Managers	13
6.13	Conference Communications	13
6.14	Written Action	13
6.15	Committees	14
6.16	Compensation	14
6.17	Removal	14

Article 7 Officers	14

7.1	Number	14
7.2	Election; Term of Office and Qualifications	14
7.3	Removal and Vacancies	14
7.4	President	14
7.5	Secretary	15
7.6	Treasurer	15
7.7	Duties of Other Officers	15
7.8	Compensation	15

Article 8 Indemnification	15

8.1	General	15
8.2	No Member Liability	16
8.3	Settlements	16
8.4	Amendments	17

Article 9 Transfers	17

9.1	Registration, Transfer and Exchange	17
9.2	Restriction on Transfers	17
9.3	Transfer by Legal Process	18
9.4	Conditions to Permitted Transfers	18
9.5	Purchase Options	19
9.6	Impasse	22

Article 10 Books of Account; Reports and Fiscal Matters	24

10.1	Books; Place; Access	24
10.2	Financial Information	24
10.3	Tax Information	24
10.4	Tax Elections and Accounting	24
10.5	Tax Matters Partner	24
10.6	Required Records	25

Article 11 Capital	25

11.1	Capital Commitments	25
11.2	No Right to Return of Contribution	25
11.3	Additional Capital Contributions	25
11.4	Loans to the Company; No Interest on Capital	26
11.5	Creditor’s Interest in the Company	26
11.6	Capital Accounts	26

Article 12 Allocation of Profits and Losses	26

12.1	Capital Account Allocations	26
12.2	Tax Allocations	27
12.3	Tax Credits	27
12.4	Code Section 704(c) Allocations	27
12.5	Varying Interests During Fiscal Year	27

Article 13 Distributions	28

13.1	Operating Distributions	28
13.2	Distributions for Tax Liabilities	28
13.3	Limitations on Distributions	28

Article 14 Dissolution and Liquidation	28

14.1	Events Causing Dissolution; Final Payment	28
14.2	Liquidation and Winding Up	29
14.3	No Deficit Restoration Obligation	29

Article 15 Amendment	29

Article 16 Approval of Reorganizations and Bankruptcy	30

Article 17 Member Services	30

17.1	BioLife Services	30
17.2	SAVSU Services	30

Article 18 Participation Fee	30

18.1	Participation Fee	30
18.2	Payments Terms	30

Article 19 Representations, Warranties of the Members	30

19.1	Representations and Warranties of the Members	30

Article 20 Confidentiality	32

20.1	Confidential Information	32
20.2	Protection of Confidential Information	32
20.3	Compelled Disclosure	33

20.4	Return of Information	33
20.5	Remedies	33
20.6	Material Non-Public Information	33
20.7	Survival	34

Article 21 Miscellaneous Provisions	34

21.1	Entire Agreement	34
21.2	Time of Essence	34
21.3	Signatures; Counterparts	34
21.4	Severability	34
21.5	Successors and Assigns	34
21.6	Notices	34
21.7	Headings	34
21.8	References	35
21.9	Construction	35
21.10	Governing Law	35
21.11	Third Party Benefit	35
21.12	Additional Actions and Documents	35
21.13	Specific Performance	35
21.14	Waiver of Partition	35

LIMITED LIABILITY COMPANY AGREEMENT
OF
BIOLOGISTEX CCM, LLC

This LIMITED LIABILITY COMPANY AGREEMENT is made by and between the Persons named on Schedule A (such Persons are referred to collectively as the “Members” and individually as a “Member”).

WHEREAS, the undersigned have caused the formation of biologistex CCM, LLC, a Delaware limited liability company (the “Company”), of which the undersigned constitute all of the initial Members;

WHEREAS, the Delaware Limited Liability Company Act provides that the members of a limited liability company may enter into a limited liability company agreement to establish or regulate the affairs of the limited liability company, the conduct of its business and the relations of its members; and

WHEREAS, each of the undersigned desires to enter into such an agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which the Members acknowledge, the Members agree as follows:

Article 1
General

1.1 Limited Liability Company Agreement.  The Members agree that this Agreement constitutes the “limited liability company agreement” of the Company within the meaning of Section 18-101(7) of the Act, that, notwithstanding the date of execution, it shall be effective as of the date of the filing of the Certificate of Formation in the office of the Secretary of State (the “Effective Date”) and that it shall govern the rights, duties and obligations of the Members, except as otherwise expressly required by the Act.

1.2 Certificate of Formation.  The Members adopt, approve and ratify the execution and filing in the office of the Secretary of State of the State of Delaware of the Certificate of Formation of the Company by Daphne Taylor on September 29, 2014 (the “Certificate of Formation”), a copy of which is attached as Exhibit 1, and acknowledge, approve and ratify her designation as an “authorized person” of the Company in the Certificate of Formation as contemplated by Section 18-201(a) of the Act.

1.3 Name.  The name of the Company shall be and the business shall be conducted under the name of “biologistex CCM, LLC” or under such other name or names as the Board of Managers may determine.  The Board of Managers is authorized to execute and deliver or file such documents and to take such actions as it may consider advisable to permit the Company to use and to ensure the Company’s right to use such name or names.

1.4 Principal Place of Business.  The location of the principal place of business of the Company shall be such place as the Board of Managers may from time to time determine (the “Principal Office”).  The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Board of Managers deems advisable.  The Board of Managers is authorized and directed to execute and deliver or file such documents and to take such actions as it may consider advisable to permit the Company to conduct its business in such states.

1.5 Names of Members.  The names of the Members are as set forth on Schedule A.

1.6 Term of Existence.  The Company shall be formed as of the time of the filing of the Certificate of Formation in the Office of the Secretary of State of Delaware and its term of existence shall continue thereafter for 20 years, unless earlier terminated, dissolved or liquidated in accordance with the provisions of this Agreement.

1.7 Duties of Members.  The only duties, including fiduciary duties, of the Members to the Company or to each other in respect of the Company shall be those established in this Agreement, and there shall be no other express or implied duties of the Members to the Company or to each other in respect of the Company.

1.8 Liability of Members.  Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

1.9 Duties of Managers and Named Officers.  Except as otherwise specifically provided in this Agreement, each Manager and Named Officer shall owe the same fiduciary duties to the Company and the Members as the directors and officers of a corporation organized under the Delaware General Corporation Law owe to the corporation and its stockholders.

1.10 Liabilities of Managers.  The personal liability of a Manager or Named Officer to the Company or the Members for monetary damages for breach of fiduciary duty as a Manager or Named Officer shall be eliminated to the fullest extent permitted by law.  Neither the amendment, modification, or repeal of this Section 1.10 nor the adoption of any provision in this Agreement or the Certificate of Formation inconsistent with this Section 1.10 shall adversely affect any right or protection of a Manager or Named Officer with respect to any act or omission that occurred before the time of such amendment, modification, repeal, or adoption.

1.11 Other Ventures; Time and Attention.  The Members and Managers may, during the term of the Company, engage in and possess an interest for their respective accounts in other business ventures of every nature and description, independently or with others, and neither the Company nor any Member shall have any right in or to said independent ventures or any income or profits derived from said independent ventures.  No Member or Manager shall be required to devote his, her or its full business time and attention to the affairs of the Company, unless such Person expressly agrees otherwise in this Agreement or another written agreement.

Article 2
Definitions

Unless the context otherwise specifies or requires, the terms defined in this Article 2 shall, for the purposes of this Agreement, have the meanings specified in this Article 2.  Certain other capitalized terms are defined elsewhere in this Agreement.  All defined terms may be used in the singular or the plural, as the context requires.

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Affiliate” means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of ten percent or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person has a substantial beneficial interest, and (iv) any relative or spouse of the specified Person.

“Agreement” means this Limited Liability Company Agreement, as it may be amended or supplemented from time to time.

“BioLife” means BioLife Solutions, Inc.

“Board of Managers” means the Board of Managers of the Company established pursuant to Article 6.

“Business Day” means any day except a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, are authorized or required by law to close.

“Capital Account” is defined in Section 11.6.

“Capital Contribution” means the amount of money or the fair market value of any property (as agreed by the Members as of the date of contribution) contributed to the Company by any Member.

“Cash Price” is defined in Section 9.6(a).

“Change in Control” means, with respect to a Member, any transaction or arrangement (including transfers of interests, mergers, reorganizations or consolidations) as a result of which a Person who was not theretofore so entitled becomes entitled, by reason of a change in equity ownership, contract or otherwise, directly or indirectly, to direct or cause the direction of the management and policies of such Member.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference in this Agreement to a Section of the Code shall be considered also to include any subsequent amendment or replacement of that Section.

“Commitments” means the Capital Contributions that the Members have made or are obligated to make to the Company. The amounts and terms of the Commitments of the Members will be as stated in this Agreement.

“Company” means biologistex CCM, LLC, the Delaware limited liability company formed pursuant to the filing of the Certificate of Formation and the terms of this Agreement.

“Company Option” is defined in Section 9.5(b)(iv).

“Confidential Information” is defined in Section 20.1.

“Counter Offer” is defined in Section 9.6(b)(ii)(C).

“Disclosing Party” is defined in Section 20.1.

“Effective Date” is defined in Section 1.1.

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Fair Market Value” means, for purposes of Section 9.5 with respect to any Offered Units, the price at which such Units would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having knowledge of the relevant facts, taking into consideration any minority interest discount, “lock-in” discount, lack of marketability discount, discount for limitations on voting, management and control and any other discounts or adjustments that may be applicable.

“Fiscal Year” means the 12-month accounting period of the Company used for federal income tax purposes ending on December 31 of each year, or such other date as the Board of Managers may determine from time to time subject to the requirements of Code Section 706; it being understood that the Board of Managers may establish other “fiscal years” for financial reporting or any purpose other than federal income tax reporting.

“Impasse” is defined in Section 9.6(a).

“Impasse Dissolution Election” is defined in Section 9.6(c).

“Indemnitee” is defined in Section 8.1(a).

“Manager” means a Person serving on the Board of Managers pursuant to Article 6.

“Mandatory Reserve” means a mandatory reserve to fund Company expenses an amount of cash equal to amounts in the following schedule:

●	2014/2015 - $100,000
●	2016 - $250,000
●	2017 and beyond - $500,000

“Member Option” is defined in Section 9.5(b)(iv).

“Members” means the Persons executing this Agreement until they cease to be Members and the Persons that are hereafter admitted to the Company as Members in accordance with this Agreement.

“Named Officers” is defined in Section 7.1.

“Net Cash Flow” means the gross cash proceeds from Company operations (including the proceeds from loans to the Company, from sales and dispositions of property, and from all other cash items paid to the Company), including dividends, interest and royalties, if any, less the amount thereof used to acquire Company assets and pay or establish reserves for all Company expenses, including the Mandatory Reserve, debt service payments, including payments to satisfy any loans from Members to the Company pursuant to Section 11.4, payments for operating expenses, capital investments, payments of liabilities (direct or contingent), working capital requirements, capital improvements, repairs, replacements, expansions and contingencies, insurance premiums, or for any other purpose consistent with Article 3, all as determined by the Board of Managers.

“Notice of Potential Impasse” is defined in Section 9.6(a).

“Offer” is defined in Section 9.6(a).

“Offered Units” is defined in Section 9.5(b)(i).

“Offeree” is defined in Section 9.6(a).

“Offeror” is defined in Section 9.6(a).

“Option Event” means, with respect to any Member, (i) the receipt by that Member of a bona fide offer to purchase some or all of the Member’s Units from any Person, which offer that Member desires to accept, or (ii) the bona fide attempt by that Member to transfer or to arrange for the transfer of some or all of that Member’s Units (other than pursuant to a transfer described in clause (i)) to any Person, including a transfer by legal process or other involuntary transfer.  For the avoidance of doubt, a Change in Control or Reorganization of a Member shall not constitute an Option Event.

“Option Notice” is defined in Section 9.5(a).

“Participation Fee” is defined in Section 18.1.

“Person” means any natural person, corporation, limited liability company, association, partnership (whether general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

“Prime Rate” means a fluctuating interest rate per annum equal to the rate of interest published as the highest U.S. “prime” rate of interest on the first business day of each month in the Wall Street Journal under the heading Money Rates; provided, that if such rate is no longer published by the Wall Street Journal, “Prime Rate” shall mean a substantially comparable rate selected by the Company in its discretion.

“Principal Office” is defined in Section 1.4.

“Profits” or “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this paragraph shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this paragraph shall be subtracted from such taxable income or loss;

(iii) If the value of any Company asset is adjusted in compliance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

(iv) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the value of such property for Capital Account purposes notwithstanding that the adjusted tax basis of such property differs from such value;

(v) If the value of an asset for Capital Account purposes differs from its adjusted tax basis for federal income tax purposes, depreciation, amortization and other cost recovery deductions shall be taken into account in accordance with applicable Treasury Regulations, including Treasury Regulations Section 1.704-1(b)(2)(iv)(g), in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss;

(vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734 is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

(vii) Any items that are specially allocated by the Board of Managers to the Members’ Capital Accounts pursuant to the provisions of Section 12.1(c) in order to cause the allocation of such items to be respected for federal income tax purposes shall not be taken into account in computing Profits and Losses.

“Qualified Appraiser” means an investment banker or independent accountant experienced in the valuation of closely-held businesses.

“Receiving Party” is defined in Section 20.1.

“Reorganization” of a Person means (i) any consolidation, merger or similar business combination involving the Person with or into any other Person(s), whether or not the Person is the surviving entity, (ii) any conversion of the Person into another entity, (iii) any exchange or other transaction pursuant to which outstanding securities of the Person are converted into other securities, property or money or (iv) any sale, transfer or other disposition of all or substantially all of the Person’s assets in a single transaction or a series of related transactions.  A dissolution or liquidation of the Company pursuant to Article 14 will not constitute a “Reorganization” of the Company within the meaning of this Agreement.

“Representative” is defined in Section 20.1.

“SAVSU” means SAVSU Technologies, LLC

“Securities Act” is defined in Section 19.1(a).

“Services” is defined in Section 17.1.

“Service Agreement” means the Service Agreement attached as Exhibit 3.

“Supply Agreement” means the Supply and Distribution Agreement attached as Exhibit 2.

“TMP” is defined in Section 10.5.

“Transfer” means, with respect to a Member’s Units, whether the word is capitalized or not, the sale, assignment, transfer, withdrawal, mortgage, pledge, hypothecation, exchange or other disposition of any part or all of such Units, whether or not for value and whether such disposition is voluntary, involuntary, by operation of law or otherwise; provided, however, that a Change in Control or Reorganization of a Member shall not constitute a transfer of such Member’s Units.

“Transferring Person” is defined in Section 9.5(a).

“Treasury Regulations” means the regulations promulgated by the United States Treasury Department under the Code.  Any reference in this Agreement to a Section of the Treasury Regulations shall be considered also to include any subsequent amendment or replacement of that Section.

“Unit” means a fractional part of the interests of all Members in the Company equal to the quotient of one divided by the total number of Units.  For purposes of this definition, “interest” means all of the rights to which a Member in the Company is entitled as provided in this Agreement and under law, together with all of the obligations of such Member to comply with all of the terms and provisions set forth in this Agreement and under law.

“Valuation Date” is defined in Section 9.5(e)(iv).

Article 3
Purpose and Character of the Business

The purpose and character of the business of the Company shall be acquiring, developing, maintaining, owning, operating, leasing and selling an integrated platform of a cloud-based information service, and precision thermal shipping products; financing the foregoing activities; and entering into such agreements and performing all other activities reasonably necessary or incidental to the furtherance of such purposes.

Article 4

Members; Meetings; Acts

4.1 Authority of the Members.  Except as otherwise expressly provided in this Agreement, no Member shall have any authority to act for, or to assume any obligations or responsibility on behalf of, or bind any other Member or the Company.  Each of the Members agrees that it shall not represent to any third party with whom such Member is in contact concerning the affairs or the business of the Company that such Member has any authority to act for, or to assume any obligations or responsibilities on behalf of, the Company unless expressly authorized by the Board of Managers.  Members shall take action in their capacities as Members only at a meeting of the Members or by written action as provided in this Article 4.

4.2 Place and Time of Meetings.  Meetings of the Members may be held at such place and at such time as may be designated by the Board of Managers.  In the absence of a designation of place, meetings shall be held at the Principal Office.  In the absence of a designation of time, meetings shall be held at 10:00 a.m.

4.3 Regular Meetings.  Regular meetings of Members may be held on an annual or other less frequent periodic basis as may be determined by the Board of Managers.

4.4 Special Meetings.  Special meetings of the Members for any purpose or purposes shall be called by the Secretary at the written demand of (a) the President, (b) the Treasurer, (c) the sole Manager, if there is a single Manager, or two or more Managers, if there are multiple Managers or (d) a Member or Members owning not less than 10 percent of the Units outstanding.  Such demand shall state the purpose or purposes of the proposed meeting.  Within ten days after receiving a proper demand to call a meeting, the Secretary shall cause a meeting to be duly called on a Business Day determined by the Secretary within 15 days after the date of receipt of such request.  Business transacted at any special meeting shall be limited to the purpose or purposes stated in the demand.

4.5 Notices of Meetings.  A written notice of each regular and special meeting of Members shall be given not less than ten nor more than 60 days before the date of such meeting to each Member.  Every notice of a meeting of Members shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

4.6 Waiver of Notice.  Notice of any regular or special meeting may be waived either before, at or after such meeting in writing signed by the Member entitled to the notice.  Attendance by a Member at a meeting shall constitute a waiver of notice of such meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

4.7 Proxies.  Each Member may authorize another Person or Persons to act for him, her or it by proxy by an instrument executed in writing and filed with the Secretary.  If any such instrument designates two or more Persons to act as proxies, any proxy may exercise all of the powers conferred by such written instrument unless the instrument shall otherwise provide.  No proxy shall be valid for more than one year from the date of its execution.  Subject to the above, any proxy may be revoked if an instrument revoking it or a proxy bearing a later date is filed with the Secretary.

4.8 Quorum; Adjourned Meetings.  The presence, in person or by proxy, of Members who own 75% of the Units outstanding shall constitute a quorum for the transaction of business at any regular or special meeting of the Members.  If a quorum is not present at a meeting, the Members present shall adjourn to such day as they shall agree upon by a vote of the Members present who hold a 75% majority of the Units held by the Members who are present.  Notice of any adjourned meeting need not be given if the date, time and place thereof are announced at the meeting at which the adjournment is taken.  At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.  If a quorum is present, the Members may continue to transact business until adjournment notwithstanding the withdrawal of enough Members to leave less than a quorum.

4.9 Conference Communications.  To the fullest extent permitted under the Act, one or more Members may participate in a meeting by any means of communication through which all Members participating in the meeting may simultaneously hear each other during the meeting.  For the purposes of establishing a quorum and taking any action at the meeting, Members participating pursuant to this Section 4.9 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

4.10 Organization.  At each meeting of the Members, the President or, in his or her absence, the individual chosen by the vote of the Members present who hold a majority of the Units held by the Members who are present shall act as chair; and the Secretary or, in his or her absence, any Person whom the chair of the meeting shall appoint, shall act as secretary of the meeting.

4.11 Order of Business.  The order of business transacted at any meeting of the Members shall be limited to the purpose or purposes stated in the Notice of Meeting, but such order of business may be changed by the unanimous vote of the Members present.

4.12 Voting.

(a) Each Member shall have one vote for each Unit registered in his, her or its name on the books of the Company.  Except where otherwise required by the Act or this Agreement, all questions at a meeting shall be decided by a 75% majority vote of the number of Units represented at the meeting at the time of the vote.

(b) Persons who hold Units in a fiduciary capacity shall be entitled to vote the Units so held.  If Units are held in the names of two or more Persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more Persons have the same fiduciary relationship respecting the same Units, unless the Secretary has been given written notice to the contrary and has been furnished with a copy of the instrument or order so providing, their acts with respect to voting shall have the following effect:  (i) if only one votes, his, her or its act shall bind all; (ii) if more than one votes, the act of the majority voting shall bind all and (iii) if more than one votes, but the votes are evenly split on any particular matter, then, except as otherwise required by law, each Person may vote the Units in question proportionately.

(c) No Member shall have any cumulative voting rights.

4.13 Written Action.  Any action that may be taken at a meeting of the Members may be taken without a meeting if done in writing and signed by Members who hold at least the number of Units that could approve such action at a meeting of the Members at which all Members were present.  When written action is taken by fewer than all Members, the Board of Managers shall notify all Members of the text and effective date of the action immediately.  Failure to provide the notice invalidates the written action.  Any Electronic Transmission consenting to an action to be taken and transmitted by a Member, or by a Person or Persons authorized to act for a Member, shall be deemed to be written for purposes of this Section 4.13, provided that any such Electronic Transmission sets forth information from which the Company can determine that the Electronic Transmission was transmitted by the Member or a Person authorized to act for the Member.  The date on which such Electronic Transmission is transmitted shall be deemed to be the date on which such consent was signed.

4.14 Certain Actions.  The Company shall not take any of the following actions without the unanimous consent of all Members, which consent may be given either in writing or pursuant to a regular or special meeting of the Members:

(a) The admission of additional Members pursuant to Section 5.1;

(b) The authorization or issuance of any additional Units as set forth in Section 5.2;

(c) The amendment of the Certificate of Formation or this Agreement pursuant to Article 15;

(d) Any Reorganization or bankruptcy proceeding of the Company under Article 16, or any other sale of substantially all the assets of the Company, merger or consolidation to which the Company is a party or the acquisition of another business by the Company; and

(e) Any other action that, by the express provisions of this Agreement, requires the unanimous consent of all Members.

Article 5
New Members; Units; Certificates

5.1 Admission of New Members.  The Members by unanimous consent may from time to time admit additional Members to the Company in addition to transferees who are admitted as Members pursuant to Article 9.

5.2 Issuance of Units.  The Members by unanimous consent may issue additional Units from time to time to existing or new Members.  Units may be issued for any consideration, including cash or other property, tangible or intangible, received or to be received by the Company or services rendered or to be rendered to the Company.

5.3 No Certificates for Units.  The Units of the Company shall not be certificated unless otherwise determined by the Board of Managers.

Article 6
Management and Operation of Company Business

6.1 Authority of the Board of Managers.  Except as otherwise required by the Act or this Agreement, the business and affairs of the Company shall be managed by or under the authority of the Board of Managers.  The Board of Managers shall take action only at a meeting of the Board of Managers or by written action as provided in this Article 6.

6.2 Number; Qualification; Term of Office; Vote.

(a) The initial number of members of the Board of Managers shall be four.  The number of Managers may be increased or decreased at any time by a unanimous vote of the Members.

(b) BioLife and SAVSU shall each appoint two members of the Board of Managers.

(c) Each of the Managers shall hold office until such Manager’s successor shall have been elected, or until the earlier death, resignation, removal or disqualification of such Manager.

(d) Each Manager shall have one vote in all matters to come before the Board of Managers.  Except as otherwise provided in this Agreement, the Board of Managers shall take action at a meeting by the affirmative vote of a majority of the total number of Managers, and any such act shall be deemed to be the action of the Board of Managers for all purposes of this Agreement and the Act.

6.3 Initial Board.  The initial Board of Managers shall consist of the following individuals:

Michael Rice
Daphne Taylor
Dana Barnard
Bruce McCormick

6.4 Place of Meetings.  Meetings of the Board of Managers shall be held at the Principal Office or at such other place as may be agreed by the Managers from time to time.

6.5 Regular Meetings.  Regular meetings of the Board of Managers may be held on an annual or other less frequent periodic basis as may be determined by the Managers.

6.6 Special Meetings.  A special meeting of the Board of Managers may be called for any purpose or purposes at any time by any Manager or by any Member who holds at least 15 percent of the outstanding Units and who shall demand such special meeting by written notice given to the Secretary specifying the purposes of such meeting.

6.7 Meetings Held Upon Member Demand.  Within five Business Days after the Secretary receives a valid demand for a meeting of the Board of Managers from a Member, it shall be the duty of the Secretary to cause a special or regular meeting of the Board of Managers, as the case may be, to be duly called and held on notice no later than five Business Days after receipt of such demand.  If the Secretary fails to cause such a meeting to be called and held as required by this Section 6.7, the Member or Members making the demand may call the meeting by giving notice as provided in Section 6.9 at the expense of the Company.

6.8 Adjournments.  Any meeting of the Board of Managers may be adjourned from time to time to another date, time and place.  If any meeting of the Board of Managers is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

6.9 Notice of Meetings.  Unless otherwise required by law, written notice of each meeting of the Board of Managers, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least five days and not more than 90 days before the meeting to every Manager.  A Manager may waive notice of the date, time, place and purpose or purposes of a meeting of the Board of Managers.  A waiver of notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance.  Attendance by a Manager at a meeting is a waiver of notice of that meeting, unless the Manager objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

6.10 Proxies.  A Manager may cast or authorize the casting of a vote by filing a written appointment of proxy with the Secretary at or before the meeting at which the appointment is to be effective.  Any copy of the original of such appointment may be filed in lieu of the original if it is a complete and legible reproduction of the entire original and the filing may be made by any means of transmission so long as the transmission contains information sufficient to determine that the Manager authorized such transmission.

6.11 Quorum.  A majority of the Managers constitutes a quorum for the transaction of business at each meeting of the Board of Managers.

6.12 Absent Managers.  A Manager may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Managers.  If such Manager is not present at the meeting, such consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Manager has consented or objected.

6.13 Conference Communications.  To the fullest extent permitted under the Act, any or all of the Managers may participate in any meeting of the Board of Managers, or of any duly constituted committee thereof, by any means of communication through which the participating Managers may simultaneously hear each other during such meeting.  For the purposes of establishing a quorum and taking any action at the meeting, Managers participating pursuant to this Section 6.13 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

6.14 Written Action.  Any action which might be taken at a meeting of the Board of Managers, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a number of Managers, or committee members, whose approval would be sufficient to approve the action at a meeting at which all of the Managers (or such committee) were present.  When written action is taken by fewer than all Managers, the Board of Managers shall notify all Managers of the text and effective date of the action immediately.  Failure to provide the notice does not invalidate the written action.  Any Electronic Transmission consenting to an action to be taken and transmitted by a Manager, or committee member, or by a Person or Persons authorized to act for a Manager or committee member, shall be deemed to be written for purposes of this Section 6.14, provided that any such Electronic Transmission sets forth information from which the Company can determine that the Electronic Transmission was transmitted by the Manager or committee member, or a Person authorized to act for the Manager or committee member.  The date on which such Electronic Transmission is transmitted shall be deemed to be the date on which such consent was signed.

6.15 Committees.  A resolution approved by the Board of Managers may establish committees having the authority of the Board of Managers in the management of the business of the Company to the extent provided in the resolution.  A committee shall consist of one or more Persons, who need not be Managers.  Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Managers.

6.16 Compensation.  Managers shall not be compensated by the Company for serving in such capacity, unless all of the Members determine otherwise in writing.  The Company shall bear the expenses, if any, incurred by each Manager’s attendance at meetings of the Board of Managers and shall reimburse Managers for reasonable out-of-pocket expenses incurred in the course of providing services for the Company.

6.17 Removal.  Any Manager may be removed from office at any time, with or without cause, only by the Member that appointed such Manager.

Article 7
Officers

7.1 Number.  The officers of the Company, all of whom shall be natural persons, shall consist of a President, a Secretary and a Treasurer (“Named Officers”), and any other officers and agents as the Board of Managers may designate from time to time.  Any Person may hold two or more offices.

7.2 Election; Term of Office and Qualifications.  The Board of Managers shall elect officers from time to time as it deems appropriate.  Elections shall require a majority of a vote of the Board of Managers.  Such officers shall hold office until their successors are elected and qualified, or until the office is eliminated by amendment of this Agreement, in the case of the Named Officers, or a vote of the Managers, in the case of officers other than Named Officers.  An officer who is a Manager shall hold office until the election and qualification of his or her successor even though he or she may cease to be a Manager.

7.3 Removal and Vacancies.  Any officer may be removed from his or her office with or without cause upon a majority vote of the Managers.  Such removal shall be without prejudice to the contract rights of the Person so removed.  A vacancy among the officers by death, resignation, removal or otherwise shall be filled by the Board of Managers, unless such office is eliminated.

7.4 President.

(a) The Company shall be managed by a President.  The Board of Managers delegates to the President the authority to oversee and supervise the Company’s business.  Except as otherwise provided in this Agreement, the President is authorized to determine all questions relating to the day-to-day conduct, operation and management of the business of the Company.  The President is directly responsible to the Board of Managers.

(b) The President may delegate such part of his or her duties as he or she may deem reasonable or necessary in the conduct of the business of the Company to one or more employees of the Company, who shall each have such duties and authority as is determined from time to time by the President or as may be set forth in any agreement between such employee and the Company.

(c) The initial President shall be Michael Rice.

7.5 Secretary.  The Secretary shall be secretary of and shall attend all meetings of the Members and Board of Managers and shall record all proceedings of such meetings in the minute book of the Company.  He or she shall give proper notice of meetings of Members and the Board of Managers.  He or she shall perform such other duties as may from time to time be prescribed by the Board of Managers or the President.  The initial Secretary shall be Daphne Taylor.

7.6 Treasurer.  The Treasurer shall keep or cause to be kept accurate accounts of all moneys of the Company received or disbursed.  He or she shall deposit or cause to be deposited all moneys, drafts and checks in the name of and to the credit of the Company in such banks and depositaries as the Board of Managers or the President shall from time to time designate.  He or she shall have power to endorse or cause to be endorsed for deposit or collection all notes, checks and drafts received by the Company.  He or she shall disburse or cause to be disbursed the funds of the Company as ordered by the President.  He or she shall render to the Board of Managers and the President whenever required an account of all his or her transactions as Treasurer and of the financial condition of the Company and shall perform such other duties as set forth in Article 10 and as may from time to time be prescribed by the Board of Managers or the President.  The initial Treasurer shall be Daphne Taylor.

7.7 Duties of Other Officers.  The duties of such other officers and agents as the Board of Managers may designate shall be set forth in the resolution creating such office or agency or by subsequent resolution.

7.8 Compensation.  The officers, agents and employees of the Company shall receive such compensation for their services as may be determined from time to time by the Board of Managers or as shall be set forth in a written agreement.

Article 8
Indemnification

8.1 General.

(a) To the fullest extent permitted by law, the Company shall indemnify, hold harmless and defend each Manager and Named Officer and their respective Affiliates, directors, officers, employees, members, managers, partners, shareholders, assigns, representatives and agents (individually, an “Indemnitee”) from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company if the Indemnitee’s conduct:

(i) was not a breach of the Indemnitee’s duty of loyalty to the Company or the Members,

(ii) did not involve acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, and

(iii) did not involve any transaction from which the Indemnitee derived an improper personal benefit.

(b) An Indemnitee shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof and employ counsel within a reasonable period of time after being given the notice required above or (iii) the Indemnitee has been advised by its counsel that representation of such Indemnitee and other parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them.  It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having actual or potential differing interests with the Company, unless but only to the extent the Indemnitees have actual or potential differing interests with each other.

(c) To the fullest extent permitted by law and subject to Section 8.1(b), expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Article 8 shall, from time to time, be advanced by the Company before the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is entitled to be indemnified therefor pursuant to this Article 8.  An Indemnitee shall not be denied indemnification in whole or in part under this Article 8  merely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Indemnitee satisfied the conditions set forth in Section 8.1(a).

8.2 No Member Liability.  Any indemnification provided under this Article 8 shall be satisfied solely out of assets of the Company, as an expense of the Company.  No Member shall be subject to personal liability by reason of these indemnification provisions.

8.3 Settlements.  The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the Indemnitee in any such action, the Company agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

8.4 Amendments.  Any amendment of this Article 8 shall not adversely affect any right or protection of an Indemnitee who was serving at the time of such amendment or repeal, and such rights and protections shall survive such amendment or repeal with respect to events that occurred before such amendment or repeal.

Article 9
Transfers

9.1 Registration, Transfer and Exchange.  The Company shall keep at the Principal Office an original copy of this Agreement in which the Board of Managers shall reflect all transfers of outstanding Units on successive amendments of Schedule A that are made pursuant to Article 15; provided, however, that the Board of Managers shall not reflect on Schedule A any transfer that is not made in compliance with this Article 9.  The Company may treat any Person in whose name Units are recorded on Schedule A to this Agreement as the absolute owner of such Units.  The Board of Managers shall deliver a copy of each amendment of Schedule A to each Member promptly after each amendment, provided that, a failure of the Board of Managers to deliver a copy of any amendment to the Members shall not invalidate such amendment.

9.2 Restriction on Transfers.

(a) In addition to any restrictions imposed by the federal securities laws and any applicable state securities or “blue-sky” laws, no Member may transfer all or any part of any Unit, whether for consideration or not, and no transferee thereof shall have any rights in the Company or be or have any rights as a Member with respect to all or any part of any such Unit attempted to be transferred, and any such attempted transfer of all or any part of a Unit shall be entirely null and void, unless (i) all of the Members other than the Member transferring or proposing to transfer all or any part of its Units consent to the transfer and the admission of such transferee as a Member and (ii) the transferor and the transferee comply with the provisions of Section 9.4.

(b) If by operation of law or pursuant to the final decree of a competent court any Unit is transferred to any Person in violation of the restrictions on transfer imposed by this Article 9 and such transferee is not admitted as a Member pursuant to the terms of this Agreement, such transferee shall be merely an assignee with the rights described in Section 18-702(b) of the Act.  To the limited extent of the rights described in Section 18-702(b) of the Act, references in this Agreement to Members shall be extended, where relevant, to include assignees.

(c) The appropriate Company records and any certificates representing the Units shall be noted to prevent any transfers in violation of this Section 9.2.

(d) No Member may transfer any portion of such Member’s rights in or obligations to the Company as a Member except pursuant to a transfer of Units.

9.3 Transfer by Legal Process.  Upon any involuntary transfer of all or any portion of the Units of a Member pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, bankruptcy or other legal process (or by operation of law resulting from the liquidation, dissolution or winding-up of a Member), (i) such Member shall cease to be a Member with respect to any Units so transferred and (ii) the Units that are so transferred shall, in the hands of the transferee, be subject to the purchase rights described in Section 9.5, treating the transferee as the Transferring Person for such purposes.  If the Company and the Members do not purchase the transferred Units pursuant to Section 9.5, the transferee shall have no right to become a Member or vote in any Company matters unless admitted by the affirmative vote of all of the Members other than the Member transferring or proposing to transfer all or any part of its Units, and subject to compliance with the provisions of Section 9.4.

9.4 Conditions to Permitted Transfers.  No transfer otherwise permitted by any provisions of this Agreement shall be valid unless and until the following conditions are satisfied (any of which may be waived by the Board of Managers in its discretion):

(a) The transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such transfer and confirm the agreement of the transferee to be bound by the provisions of this Agreement; provided, however, that in the case of a transfer of Units at death or involuntarily by operation of law, the transfer shall be confirmed by presentation to the Company of legal evidence of such transfer, in form and substance satisfactory to counsel of the Company.

(b) Except in the case of a transfer of Units at death or involuntarily by operation of law, where no opinion of counsel is required, the transferor shall furnish to the Company an opinion of counsel, which counsel and opinion shall be satisfactory to the Company, to the effect that:

(i) The transfer will, or will not, cause the Company’s status as a partnership to terminate for federal income tax purposes under Code Section 708 or cause the Company to be treated as a “publicly traded partnership” within the meaning of Code Section 7704;

(ii) The transfer is exempt from all applicable registration requirements and such transfer will not violate any applicable federal and state laws regulating the transfer of securities; and

(iii) The transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(c) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.  The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(d) The transferee shall reimburse the Company for all costs and expenses reasonably incurred by the Company in connection with such transfer including legal fees and costs of the preparation, execution, filing or publishing of any amendment to the Certificate of Formation or this Agreement.

9.5 Purchase Options.

(a) Upon the occurrence of an Option Event with respect to any Member, that Member, or his or her legal representative, as the case may be (a “Transferring Person”), shall give written notice to the Company and to the other Members of the occurrence of the Option Event (the “Option Notice”).

(b) The Option Notice shall:

(i) specify the number and class of Units affected by the Option Event (the “Offered Units”),

(ii) specify the date of the occurrence of the Option Event (which in the case of a bona fide offer to purchase the Offered Units shall be the date of the completion of negotiations with the proposed transferee),

(iii) specify the name and address of the proposed transferee, and

(iv) contain the Transferring Person’s offer to sell all, but not less than all, such Units to (x) the Company (the “Company Option”) and (y) the other Members (the “Member Option”) pursuant to the provisions of this Section 9.5, and

(v) if the Option Event is the receipt of a bona fide offer to purchase the Offered Units, the Option Notice shall also contain

(A) a complete description of the consideration to be paid to the Transferring Person with respect to the bona fide offer to purchase and the manner in which such consideration is to be paid,

(B) a copy of the written proposal, if any, of the proposed transferee relating to such transfer, and

(C) the Transferring Person’s certification that the offer was made in good faith, that the Transferring Person desires to accept the offer and that the proposed transferee has been notified in writing of the rights of the Company and the Members under this Agreement including the rights under this Section 9.5 (a copy of such written notification to the proposed transferee shall accompany the certification).

(c) If the Transferring Person fails to give the notice required by this Section 9.5, such notice shall be deemed to be given on the date the Company first has actual knowledge of the occurrence of the Option Event, and the Units held by the Transferring Person shall remain subject to all of the terms and conditions of this Agreement.

(d) Upon the occurrence of an Option Event, the purchase price for the Offered Units and the terms of payment, shall be determined as follows:

(i) If the Option Event is the receipt by the Transferring Person of a bona fide offer to purchase the Offered Units, the purchase price of the Offered Units shall be the purchase price for the Offered Units offered by such purchaser and the terms and conditions of purchase shall be the same as those offered by such purchaser.

(ii) If the Option Event is the bona fide attempt by a Member to transfer or to arrange for the transfer of some or all of such Member’s Units (other than pursuant to a bona fide offer) to any Person, the purchase price of the Units shall be the Fair Market Value of the Offered Units determined pursuant to the procedure set forth in Section 9.5(e).

(iii) If the Option Event is the receipt of a bona fide offer to purchase, the purchase price shall be paid in accordance with any applicable terms and conditions specified in the Option Notice.

(e) If the purchase price of the Offered Units is the Fair Market Value of the Offered Units, the Board of Managers shall determine the Fair Market Value of the Offered Units as of the date of the occurrence of the Option Event and deliver notice of its determination to the Transferring Person within 30 days after the Company’s receipt of the Option Notice.  Within 20 days after the date of the notice from the Board of Managers, the Transferring Person shall deliver a written notice to the Board of Managers indicating whether the Transferring Person accepts or objects to the Fair Market Value of the Offered Units as determined by the Board of Managers.  If the Transferring Person fails to deliver the notice within the allowed time, the Transferring Person shall be deemed to have accepted the Fair Market Value of the Offered Units as determined by the Board of Managers.  If the Transferring Person timely objects to the Fair Market Value as determined by the Board of Managers, the Fair Market Value of the Offered Units shall be determined by a Qualified Appraiser as set forth below.
(i) If the Transferring Person and the Company agree upon a Qualified Appraiser within 15 days after the request for an appraisal by the Transferring Person, the Fair Market Value determined by the agreed-upon Qualified Appraiser shall be binding upon all parties.

(ii) If the Transferring Person and the Company are unable to agree upon a Qualified Appraiser within 15 days after the request for an appraisal by the Transferring Person, the Transferring Person and the Company shall each name a Qualified Appraiser within 10 days after the expiration of such 15-day period, and the Fair Market Value shall be determined as follows:

(A) Each Qualified Appraiser shall, within 30 days of appointment, make a determination of the Fair Market Value of the Offered Units, and shall certify the same in writing to the Board of Managers and the Transferring Person.

(B) If one of the parties fails to select a Qualified Appraiser within the time period allowed, the determination of the Qualified Appraiser appointed by the other party shall be the Fair Market Value of the Offered Units.

(C) Otherwise, the Fair Market Value of the Offered Units shall be the average of the Fair Market Values certified by the two Qualified Appraisers; provided however, that if the difference between the two appraised Fair Market Values is greater than 20% of the larger appraised Fair Market Value, the two Qualified Appraisers shall, within five days after submission of their certified appraisals, mutually designate a third Qualified Appraiser who shall make an independent appraisal of the Fair Market Value of the Offered Units within 15 days thereafter, and the Fair Market Value of the Offered Units shall then be the average of the two appraisals which are closest in value to one another; provided that if one of the appraised Fair Market Values equals the average of the other two appraised Fair Market Values, that appraised value shall constitute the Fair Market Value of the Offered Units.

(D) If the two Qualified Appraisers do not select a third appraiser within the time period provided, one or both of the Board of Managers or the Transferring Person shall apply to the then senior judge of King County District Court of the State of Washington for the selection of a third Qualified Appraiser, whose selection shall be binding upon the parties in all respects.

(iii) The costs of any and all Qualified Appraisers under this Agreement shall be paid for one-half by the Transferring Person and one-half by the Company.

(iv) The date on which (A) the Transferring Person accepts the Board of Manager’s determination of the Fair Market Value of the Offered Units or (B) the date on which the Fair Market Value of the Offered Units is finally determined pursuant to Section 9.5(d)(ii) is referred to as the “Valuation Date.”

(f) If the Company exercises the Company Option, it shall, within 30 days after the later of (i) the Notice Date or (ii) the Valuation Date, as the case may be, give written notice of such election to the Transferring Person and concurrently give the same notice to the Members.  The sale of the Transferring Person’s Units shall be closed within 60 days after the expiration of such 30-day period by tendering the purchase price to the Transferring Person in the same manner as set forth in Section 9.5(d)(iii).  The Company’s decision regarding the exercise of the Company Option shall be made by the Board of Managers, provided that, any Transferring Person or Affiliate of a Transferring Person who is then a Manager shall have no vote in the matter.

(g) If the Company fails to exercise the Company Option within the 30-day period referred to in Section 9.5(f), the Members shall have 30 days from and after the last day of the 30-day period referred to in Section 9.5(f) to exercise the Member Option.  If any Member elects to exercise the Member Option, that Member shall, within such 30-day period, give written notice to the Transferring Person of election to purchase all of such Units and concurrently give the same notice to the other Members.  If more than one Member elects to exercise the Member Option, then each Member who has so elected shall be entitled to purchase a pro rata portion (based on the respective Units of the electing Members) of the Units of the Transferring Person.  The sale of the Transferring Person’s Units shall be closed within 60 days after the expiration of such 30-day period by tendering the purchase price to the Transferring Person in the manner set forth in Section 9.5(d)(iii).

(h) If no Member gives timely written notice of his or her election to exercise the Member Option and the Option Event related to a proposed transfer of the Offered Units, the Transferring Person shall have the right, at any time within 90 days after the expiration of the 30-day period referred to above, to sell or otherwise dispose of the Offered Units, to the proposed purchaser or transferee upon identical terms and conditions to those specified in the Option Notice, if, and only if, the transferor and transferee comply with the provisions of Section 9.4.  If the Option Event did not relate to a proposed transfer of the Offered Units, the Transferring Person shall have the right to retain the Offered Units subject to all of the terms and conditions of this Agreement.  If the Transferring Person has not transferred all of the Offered Units to the proposed transferee or the transferor or transferee has failed to comply with the terms of Section 9.4 within the allowed 90-day period, the Offered Units shall remain subject to this Agreement and any proposed transfer after the allowed 90-day period must comply again with the provisions of this Section 9.5.

9.6 Impasse

(a)  For purposes of this Agreement, an “Impasse” shall occur if, with respect to any matter requiring the unanimous consent or approval of the Members or the Board of Managers hereunder or under the Act, the Members or the Board of Managers, as applicable, do not agree on whether such matter should be approved or consented to, and such disagreement continues in effect 60 days after a Member has provided written notice (the “Notice of Potential Impasse”) to the other Member describing the nature of such disagreement and stating that the disagreement is a potential Impasse under this Agreement.

(b) Upon the occurrence of an Impasse, either Member (the “Offeror”) shall have the right at any time during the period ending at 11:59 p.m. (local time at the Principal Office) on the 60th day after the occurrence of an Impasse to give to the other Member (the “Offeree”) a notice (the “Offer”) stating that the Offeror wishes to implement the provisions of this Section 9.6.

(i) The Offer will constitute the irrevocable offer of the Offeror to purchase all, but no fewer than all, of the Units of the Offeree and shall specify the cash price (the “Cash Price”) at which the Offeror would be willing to purchase such Units.  The Offer shall include a closing date that is no fewer than 90 days nor more than 120 days after the delivery by the Offeror of the Offer.  The Members agree that all distributions under this Agreement will be suspended during the pendency of any transaction under this Section 9.6.

(ii) Upon receipt of the Offer, the Offeree will have the option to:

(A) sell to the Offeror all of the Offeree’s Units for the Cash Price;

(B)	offer to buy from the Offeror all of the Offeror’s Units at a price per Unit that is not less than the price per Unit implied by the Cash Price;

(C)	offer to sell to the Offeror all of the Offeree’s Units for a revised Cash Price (each of the offers contained in Sections 9.6(b)(ii)(B) and 9.6(b)(ii)(C), a “Counter Offer”); or

(D)	reject the Offer and agree to dissolve the Company pursuant to Section 14.1.

(iii) The Offeree must give written notice of its election to the Offeror within 60 days after receipt of the Offer.  If the Offeree fails to give the Offeror written notice of its election within the 60-day period, the Offeree shall be conclusively deemed to have made the election under Section 9.6(b)(ii)(A) to sell all of its Units to the Offeror.  If the Offeree makes, or is deemed to have made, the election under Section 9.6(b)(ii)(A) to sell all of its Units to the Offeror, or the Offeror accepts a Counter Offer:

(A) The closing shall be held on the date designated in the Offer or at such other time as the parties may agree.  The purchaser shall pay the Cash Price or other agreed price in immediately available funds.  At closing, the seller and its Affiliates shall either (i) be fully released at no cost or expense from any guarantees or indemnities or other obligations related to any financing of the Company or (ii) be fully indemnified, in form and substance reasonably acceptable to the seller, by the purchaser.

(B) If either Member fails to consummate the sale transaction (other than on account of a default by the other Member), then, in addition to all other rights and remedies that such Member would have under applicable law, such Member may maintain an action for specific performance of the sale transaction.

(c) If no Offer to purchase Units has been made by either Member at the expiration of the 60-day period set forth in Section 9.6(b) and the Impasse has not been resolved, either Member may, at any time within 10 days after the expiration of such 60-day period, give written notice to the other Member of its election to dissolve the Company pursuant to Section 14.1 (the “Impasse Dissolution Election”).  If a Member makes an Impasse Dissolution Election, the Company shall be dissolved pursuant to Section 14.1 unless the Members agree in writing that the Impasse has been resolved or waived within 60 days after the expiration of the 60-day period set forth in Section 9.6(b).

Article 10
Books of Account; Reports and Fiscal Matters

10.1 Books; Place; Access.  The Treasurer shall maintain books of account on behalf of the Company at the Principal Office or such other place as may be designated by the Board of Managers.  All Members shall at all reasonable times have access to and the right to inspect the same.

10.2 Financial Information.  The Treasurer shall cause to be prepared and delivered to each of the Members (i) an annual operating budget, (ii) summary financial information with respect to each of the first three quarters of each Fiscal Year, and (iii) an annual financial report that shall describe in reasonable detail the financial and business activities of the Company and include the financial statements of the Company for the previous Fiscal Year.  The quarterly financial information shall be provided to the Members not later than 45 days following the end of each quarter of the Fiscal Year, and the annual financial report shall be provided to the Members not later than 90 days after the close of each Fiscal Year and shall not be audited unless the Board of Managers otherwise decides.

10.3 Tax Information.  Within 90 days after the close of each Fiscal Year, all necessary tax information shall be transmitted to all Members.

10.4 Tax Elections and Accounting.  The Board of Managers, in consultation with the Company’s tax advisers, shall make or refrain from making any elections required or permitted to be made by the Company under the Code and shall choose the Company’s tax accounting method from all available tax accounting methods.  The Board of Managers may, at the time and in the manner provided in Treasury Regulations Section 1.754-1(b), cause the Company to elect pursuant to Code Section 754 to adjust the basis of the assets of the Company in the manner provided in Code Sections 734 and 743.

10.5 Tax Matters Partner.  Until BioLife resigns, is removed, or ceases to be a Member, it shall act as the tax matters partner (the “TMP”), as such term is defined in Code Section 6231(a)(7), and the TMP is authorized to and shall represent the Company in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings.  The Members and the TMP shall use all reasonable efforts to comply with the responsibilities outlined in Code Sections 6222 through 6231 (including any Treasury Regulations thereunder and any successor or amendatory provisions thereto for which a tax matters partner is designated).  Members holding a 75% majority of the Units outstanding may remove the TMP at any time or the TMP may resign as TMP at any time, and such resignation or removal shall become effective upon the appointment of a successor TMP in the manner required by applicable Treasury Regulations.  The successor TMP shall be determined by the vote of Members holding a 75% majority of the Units outstanding.

10.6 Required Records.  The Board of Managers shall maintain at the Principal Office the information and records that the Members are entitled to obtain from the Company pursuant to Section 18-305(a) of the Act.  Each Member shall have the absolute right, upon written demand, to examine and copy, in person or by a legal representative, at any reasonable time, and the Company shall make available within ten days after receipt by the Board of Managers of the written demand, all documents referred to in the preceding sentence.

Article 11
Capital

11.1 Capital Commitments

(a) The Members commit to make Capital Contributions to the Company in the amounts of the Commitments set forth by their respective names on Schedule A.  In exchange for such Capital Contributions, the Members shall receive the Units set forth opposite their respective names on Schedule A.

(b) BioLife shall pay its Capital Contributions, up to the amount of its Commitment, in such amounts and at such times as will be necessary for the purpose of funding the Company’s purchase of Products (as defined in the Supply Agreement) pursuant to the terms of the Supply Agreement.  The Board of Managers shall give BioLife written notice before each such Capital Contribution is due.  Each such notice shall be given not less than five Business Days before the payment to which such notice relates is due, and will specify the date on which the Capital Contribution will be due and the percentage or amount of BioLife’s Commitment then due.

11.2 No Right to Return of Contribution.  No Member shall have the right to the withdrawal or to the return of his, her or its Capital Contribution, except upon the dissolution and liquidation of the Company pursuant to Article 14.

11.3 Additional Capital Contributions.  If all of the Members by unanimous consent at any time or from time to time determine that contributions to the capital of the Company are necessary to the conduct of the Company’s activities, each of the Members shall promptly make a cash contribution to the capital of the Company equal to that Member’s share (determined in proportion to the number of Units held by each Member) of such additional funds.  If any Member is unable to or otherwise does not contribute that Member’s share of such funds to the Company, the funds advanced by the other Members shall be regarded as a loan in accordance with Section 11.4.

11.4 Loans to the Company; No Interest on Capital.  The Members may, but are not obligated to, make loans to the Company from time to time, as authorized by the Board of Managers.  Any such loans shall not be treated as Capital Contributions to the Company for any purpose under this Agreement nor entitle such Member to any increase in its share of the profits and losses and distributions of the Company, but the Company shall be obligated to such Member for the amount of any such loans pursuant to the terms thereof, as the same are determined by the Board of Managers and such Member.  Interest with respect to the outstanding amount of any loans made by a Member to the Company shall accrue and be payable at such times and at such rate as is determined by the Board of Managers and such Member.  All scheduled principal and interest payments with respect to any loans from a Member to the Company pursuant to this Section 11.4 shall be repaid before any distributions to any Members pursuant to Section 13.1, Section 13.2, or Section 14.2(e).  No interest shall be paid on any Capital Contribution to the Company or on any balance in any Capital Account.

11.5 Creditor’s Interest in the Company.  No creditor who makes a loan to the Company shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor.  Notwithstanding the foregoing, this provision shall not prohibit in any manner whatsoever a secured creditor from participating in the profits of operation or gross or net sales of the Company or in the gain on sale or refinancing of the Company, all as may be provided in its loan or security agreements.

11.6 Capital Accounts.  A separate Capital Account (“Capital Account”) shall be maintained for each Member in accordance with Code Section 704 and Treasury Regulations Section 1.704-1(b)(2)(iv).  The Board of Managers shall increase or decrease the Capital Accounts in accordance with the rules of such regulations including upon the occurrence of any of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f).  The Board of Managers’ determination of Capital Accounts shall be binding upon all parties.

Article 12
Allocation of Profits and Losses

12.1 Capital Account Allocations.

(a) The Profits or Losses of the Company shall be allocated among the Capital Accounts of the Members with respect to each Fiscal Year as of the end of such Fiscal Year in the proportion that the Units held by each Member bear to the Units held by all Members.  Unless otherwise provided in this Agreement, every item of income, gain, loss and deduction entering into the computation of Profits or Losses shall be allocated to the Members in the same proportions as the allocation of Profits or Losses for that period.

(b) Notwithstanding Section 12.1(a), the Board of Managers shall not allocate any item of loss or deduction to a Member that would cause or increase a deficit balance in such Member’s Capital Account in excess of any limited dollar amount of such deficit balance that such Member is obligated to restore as of the end of any Fiscal Year, taking into account the amounts and adjustments set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4)-(6) and shall make special allocations of the Profits or Losses of the Company among the Members as necessary to cause the allocations under this Section 12.1 to be respected under Code Section 704(b) and Treasury Regulations Section 1.704-1(b)(1).  The Board of Managers shall, to the extent possible and in whatever manner it deems appropriate, make subsequent curative allocations of other items of income, gain, loss and deduction to offset any such special tax allocations.

(c) Allocations under this Section 12.1 are intended to meet the alternate test for economic effect under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and, with respect to any allocations of nonrecourse deductions, are intended to meet the requirements of Treasury Regulations Section 1.704-2(e).  A “qualified income offset,” a “minimum gain chargeback,” each as defined in the Treasury Regulations, and any such other provision that is necessary to cause the allocations under this Section 12.1 to meet such test and requirements are incorporated by reference into this Agreement.

(d) The Board of Managers’ determination of allocations shall be binding upon all parties.

12.2 Tax Allocations.  The Board of Managers shall allocate the items of income, gain, loss and deduction of the Company for federal income tax purposes among the Members in the same manner that such items are allocated to the Members’ Capital Accounts.

12.3 Tax Credits.  All tax credits shall be allocated among the Members in accordance with applicable law.

12.4 Code Section 704(c) Allocations.  In accordance with Code Section 704(c), income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for income tax purposes and its book value for Capital Account purposes, in the same manner as such variations are treated under Code Section 704(c).  Any elections or other decisions related to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 12.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gain, loss or deduction pursuant to any provision of this Agreement.

12.5 Varying Interests During Fiscal Year.  In the event of any changes in Units during a Fiscal Year, all Profits and Losses from operations of the Company during such Fiscal Year, using such methods of accounting for depreciation and other items as the Board of Managers determines to use for federal income tax purposes, shall be allocated to each Member based on its varying interest in the Company during such operating year in accordance with Code Section 706.  The Board of Managers shall determine in accordance with Code Section 706 whether to prorate items of income and deduction according to the portion of the Fiscal Year for which a Member held Units or whether to close the books on an interim basis and divide such operating year into two or more segments.

Article 13
Distributions

13.1 Operating Distributions.  The Board of Managers shall distribute Net Cash Flow to the Members in proportion to their respective Units at least quarterly.  All distributions of Net Cash Flow pursuant to this Section 13.1 shall be subject to withholding of amounts to satisfy any outstanding loans from Members to the Company and for the Mandatory Reserve, as provided for in the definition of Net Cash Flow.

13.2 Distributions for Tax Liabilities.  Subject to the limitations on distributions in Section 13.3, the Company shall make the following distributions to cover Member tax liabilities:

(a) The Company shall make distributions of money to the Members in proportion to their respective Units in amounts that the Board of Managers considers reasonably sufficient to enable the Members to pay the federal income taxes on the income and gain (net of any cumulative tax benefits produced for the Members by the Company’s losses, deductions, and credits) that passes through the Company to the Members under the applicable provisions of the Code (the “Taxes on Pass-Through Income”).

(b) The amount distributed to the Members shall be determined by the Board of Managers using a good faith approximation of the Taxes on Pass-Through Income applicable to the Members.

(c) The Company shall make the distributions required above in a timely manner to allow the tax attributable to the income passed through the Company to any Member to be paid on an annual basis or on a quarterly basis as necessary for the Member to pay any estimated taxes due with respect to such income.

(d) All distributions to a Member made pursuant to this Section 13.2 shall reduce the amount of the next succeeding distribution or distributions that would otherwise have been distributed to such Member pursuant to Section 13.1 and Section 14.2.

13.3 Limitations on Distributions.  Notwithstanding any provision to the contrary in this Article 13:

(a) All distributions made in connection with the liquidation and winding up of the Company shall be made in the manner provided in Section 14.2.

(b) No distribution shall be made that would result in a violation of Section 18-607 of the Act.

Article 14
Dissolution and Liquidation

14.1 Events Causing Dissolution; Final Payment.  The Company shall be dissolved only upon the occurrence of any of the following events:

(a) The written agreement of all Members;

(b) Following the occurrence of an Impasse in which (i) an Offer has been rejected by the Offeree pursuant to Section 9.6(b)(ii)(D), (ii) a Counter Offer has not been accepted within 60 days of its receipt by the Offeror, or (iii) an Impasse Dissolution Election has been made pursuant to Section 9.6(c) and the Members fail to agree in writing that the Impasse has been resolved or waived within 60 days after the expiration of the 60-day period set forth in Section 9.6(b); or

(c) The final decree of a court that dissolution is required under applicable law.

14.2 Liquidation and Winding Up.  If the Company is dissolved pursuant to Section 14.1, the Company shall be liquidated and the Managers (or other Person or Persons designated by the Managers or by a decree of court) shall wind up the affairs of the Company.  The Managers or other Persons winding up the affairs of the Company shall promptly proceed to the liquidation of the Company and, in settling the accounts of the Company, the assets and property of the Company shall be distributed in the following order of priority:

(a) To the payment of all debts and liabilities of the Company in the order of priority as provided by law (other than outstanding loans from a Member);

(b) To the establishment of any reserves deemed necessary by the Managers or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

(c) To the repayment of any outstanding loans from Members to the Company, pro rata in proportion to the amounts owed to such Members;

(d) To the return of all smart shipper know how and technology to SAVSU and all portal related know how and technology to BioLife; and

(e) The balance, if any, to the Members pro rata in accordance with their positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.

14.3 No Deficit Restoration Obligation.  If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all fiscal periods including the fiscal period during which the liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any Person for any purpose whatsoever.

Article 15
Amendment

The Certificate of Formation and this Agreement may be amended by an instrument in writing signed by all Members.  No provision of this Agreement (other than Schedule A as described below) may be modified, amended, waived or terminated except as provided in the preceding sentence.  No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.  Notwithstanding the foregoing, the Board of Managers shall amend Schedule A, without having to obtain the consent of any Member, as appropriate to reflect accurately any transfers of Units, issuances of new Units and admissions of new Members that are effected in accordance with this Agreement.  The Board of Managers shall promptly deliver a copy of any such amendment to each Member, provided that, a failure of the Board of Managers to deliver a copy of any amendment to the Members shall not invalidate such amendment.

Article 16
Approval of Reorganizations and Bankruptcy

Without the unanimous consent of all Members, the Company shall not engage in any Reorganization or commence any proceedings or the filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or similar law.

Article 17
Member Services

17.1 BioLife Services.  BioLife will provide, or cause one or more of its Affiliates to provide, services to the Company as described in the BioLife Service Agreement.

17.2 SAVSU Services.  SAVSU will provide, or cause one or more of its Affiliates to provide, shippers to the Company and such other duties as described in the SAVSU Supply Agreement.

Article 18
Participation Fee

18.1 Participation Fee.  A fee of $1,000,000 will be paid by BioLife to SAVSU in consideration for SAVSU’s participation in the Company (the “Participation Fee”).

18.2 Payments Terms.  The Participation Fee will be due and payable in twelve (12) monthly installments commencing upon the Effective Date, with the remaining monthly installments due within ten (10) days from the final day of each month for the succeeding eleven (11) months in which SAVSU delivers the agreed upon quantity of units to the Company.

Article 19
Representations, Warranties of the Members

19.1 Representations and Warranties of the Members.  Each of the Members represents and warrants as of the Effective Date to each of the other Members and the Company as follows:

(a) The Units being acquired by such Member are being purchased for such Member’s own account and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Such Member understands that such Units have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements thereof and that the reliance of the Company and others upon such exemptions is predicated in part by the representations and warranties of such Member contained in this Agreement.

(b) Such Member has the requisite power and authority (whether corporate or otherwise) and legal capacity to enter into, and to carry out its obligations under, this Agreement.

(c) The execution and delivery by such Member of this Agreement and the consummation by such Member of the transactions contemplated by this Agreement have been duly authorized before the Effective Date by all necessary action on the part of such Member.

(d) This Agreement has been duly executed and delivered by such Member and constitutes a valid and binding obligation enforceable against such Member in accordance with its terms.

(e) Such Member is not subject to, or obligated under, any provision of (i) any agreement, arrangement or understanding, (ii) any license, franchise or permit or (iii) any law, regulation, order, judgment or decree that would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of such Member’s assets would be created, by such Member’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except for such agreements as to which a Member has previously obtained the consent of the other party or parties thereto.

(f) No authorization, consent or approval of, waiver or exemption by, or filing or registration with, any public body, court, third party or authority is necessary on such Member’s part, which has not previously been obtained by such Member for the consummation of the transactions contemplated by this Agreement.

(g) No Person has or will have, as a result of any act or omission by such Member any right, interest or valid claim against the Company or any other Member for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

(h) If such Member is or ever becomes an employee of the Company, such Member acknowledges and agrees that such Member’s ownership of Units and status as a Member does not constitute an express or implied promise by the Company of continued employment and will not interfere in any way with the Company’s right to terminate such employment at any time.

Article 20
Confidentiality

20.1 Confidential Information.  For purposes of this Agreement, the term “Confidential Information” means, with respect to each of the Members and each of their respective Affiliates and with respect to the Company and any Affiliate of the Company (each, a “Disclosing Party”), information that is proprietary to the Disclosing Party, including patent applications, know-how, designs, formulas, processes, technology, plans, data, trade secrets, inventions, discoveries, improvements and ideas or works of authorship or other information relating to its business; information concerning any of its past, current or possible future products or projects; information about its research, development, purchasing, accounting, marketing, or selling of products or services; and information concerning any of its past, current or possible future customers or business prospects.  Confidential Information will include information furnished in both written and oral form to a Member or the Company (the “Receiving Party”) or any of their respective directors, officers, employers, agents or advisors or, in the case of the Company, Members (collectively, such Member’s “Representatives”).  The terms of this Agreement and of the Supply Agreement constitute Confidential Information.  Confidential Information will not include (a) any information lawfully in the possession of the Receiving Party prior to the date of disclosure thereof by the Disclosing Party or its Representatives, on a non-confidential and lawful basis, (b) any information which is in the public domain or hereafter becomes a part thereof through no fault of the Receiving Party, (c) any information that becomes available to the Receiving Party on a non-confidential and lawful basis from a source other than any other Person bound by this Agreement, or (d) any information disclosed from one Person bound by this Agreement to another which is expressed in writing by the Disclosing Party to be non-confidential.  Each Member and the Company acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use.

20.2 Protection of Confidential Information.  Except as otherwise may be specifically provided herein, , each Member and the Company shall hold all Confidential Information of a Disclosing Party in the strictest confidence and shall disclose such Confidential Information only to its respective Representatives who have a need to know such information, which Representatives shall also hold such information in the strictest confidence.  Further, each Member and the Company agrees that it (i)  shall use each Disclosing Party’s Confidential Information solely and exclusively for carrying out the purposes of, or its rights under, this Agreement and shall not otherwise utilize a Disclosing Party’s Confidential Information for the benefit of the Receiving Party or any third party.  Each Receiving Party will direct its Representatives to treat a Disclosing Party’s Confidential Information in accordance with this Agreement and to exercise such precautions or measures as may be reasonable in the circumstances to prevent improper use of such Confidential Information by them, and each Receiving Party will be responsible for any breaches by such Representatives of this Agreement.  Each Receiving Party shall take, at its sole cost and expense, all reasonable measures, including but not limited to court proceedings, to restrain its Representatives (or former Representatives) from unauthorized disclosure or use of a Disclosing Party’s Confidential Information.  Each Receiving Party agrees that, at the Disclosing Party’s request, it will cooperate, and will cause its Representatives to cooperate, fully with the Disclosing Party in any and all legal action taken by the Disclosing Party to protect the Disclosing Party’s rights in its Confidential Information.

20.3 Compelled Disclosure.  This Agreement does not prohibit the disclosure of Confidential Information where applicable law requires, including, but not limited to, disclosure in response to subpoenas and/or orders of a governmental agency or court of competent jurisdiction and any disclosures necessary to comply with applicable securities laws.  In the event the Receiving Party is required to disclose Confidential Information in response to subpoenas and/or orders of a governmental agency or court of competent jurisdiction, the Receiving Party shall promptly notify the Disclosing Party in writing, and cooperate, and cause its Representatives to cooperate, at the Disclosing Party’s sole expense, with the Disclosing Party in seeking to limit the disclosure of such Confidential Information.  In the event that a protective order or other remedy is not promptly obtained to limit the disclosure, the Receiving Party or any Representative to whom the Receiving Party transmits the Disclosing Party’s Confidential Information shall furnish only that portion of the Disclosing Party’s Confidential Information which in the opinion of such person’s counsel is legally required and shall exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment shall be accorded to the Disclosing Party’s Confidential Information.

20.4 Return of Information.  Upon any termination, cancellation or expiration of this Agreement, or upon the Disclosing Party’s request for any reason, the Receiving Party shall return promptly to the Disclosing Party or certify the destruction of the originals and all copies of any written documents, tools, materials or other tangible items containing or embodying Confidential Information of the Disclosing Party; provided, however, that the Receiving Party shall be entitled to retain one copy of Confidential Information of the Disclosing Party as a record as to what is confidential and what was returned or destroyed.

20.5 Remedies.  The Receiving Party agrees that its obligations provided in this Article 20 are necessary and reasonable in order to protect the Disclosing Party and its business, and expressly agrees that monetary damages may be inadequate to compensate the Disclosing Party for any breach by the Receiving Party of its covenants and agreements set forth in this Agreement.  Accordingly, each Receiving Party agrees and acknowledges that in the event of any such breach or threatened breach, in addition to any other remedy that may be available in law, in equity or otherwise, the Disclosing Party shall be entitled to seek and obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the Receiving Party, without the necessity of proving actual damages.

20.6 Material Non-Public Information.  SAVSU acknowledges that it may from time to time be in possession of material non-public information of BioLife and agrees that it will comply with the restrictions imposed by the United States securities laws regarding the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communications of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

20.7 Survival.  The terms and provisions of this Article 20 will survive the dissolution of the Company or any termination of this Agreement for a period of five years and shall bind the Members’ successors and assigns.

Article 21
Miscellaneous Provisions

21.1 Entire Agreement.  This Agreement (including the exhibits, schedules and other documents referred to in this Agreement) contains the entire understanding between the Members with respect to the subject matter of this Agreement and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter of this Agreement.

21.2 Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

21.3 Signatures; Counterparts.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  A facsimile signature will be considered an original signature.

21.4 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.

21.5 Successors and Assigns.  This Agreement shall be binding upon the transferees, successors, assigns and legal representatives of the parties to this Agreement.

21.6 Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing.  Without limiting the manner by which written notice may otherwise be given, any notice shall be effective if given by a form of Electronic Transmission consented to in writing by the Person to whom the notice is given, which consent has not been revoked in writing.  Notice will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five Business Days after being mailed to a Person’s address set forth in the records of the Company or designated in writing by such Person, if sent by first class mail, return receipt requested, (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, (v) if sent by facsimile or electronic mail to the Person, when directed to a number or address, as applicable, at which the Person receiving the notice has consented to receive notice in this manner.  All notices to the Company shall be addressed to its Principal Office.

21.7 Headings.  The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

21.8 References.  References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

21.9 Construction.  The word “including” means “including without limitation.”  The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement.

21.10 Governing Law.  All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the internal laws of the state of Delaware, without giving effect to any choice of law provisions thereof.  Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement, except as otherwise specifically required by the Act.

21.11 Third Party Benefit.  Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights, remedies, obligations or liabilities of any nature whatsoever; provided, however, that the Indemnitees shall, as intended third-party beneficiaries thereof, be entitled to the enforcement of Article 8, but only insofar as the obligations sought to be enforced thereunder are those of the Company.

21.12 Additional Actions and Documents.  The parties agree to execute and deliver any further instruments or perform any acts that are or may become necessary to carry on the Company created by this Agreement or to effectuate its purposes.

21.13 Specific Performance.  Each of the parties acknowledges and agrees that the subject matter of this Agreement is unique, that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that the remedies at law would not be adequate to compensate such other parties not in default or in breach.  Accordingly, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity.  The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

21.14 Waiver of Partition.  Each Member irrevocably waives any and all rights that he, she, or it may have to maintain an action for partition of any of the Company’s property.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

BIOLIFE SOLUTIONS, INC.

/s/ Michael Rice
By:       Michael Rice
Its:       Chief Executive Officer

SAVSU TECHNOLOGIES, LLC

/s/ Dana Barnard
By:       Dana Barnard
Its:       Manager

EXHIBIT 1

CERTIFICATE OF FORMATION
OF
BIOLOGISTEX CCM, LLC

This Certificate of Formation is executed and filed by the undersigned, as authorized person to form a limited liability company under the Delaware Limited Liability Company Act:

Article 1

The name of this Company is biologistex CCM, LLC (the “Company”).

Article 2

The address of the registered office of the Company in the State of Delaware is c/o United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, Kent County, Delaware 19904.

Article 3

The name and address of the registered agent for service of process on the Company in the State of Delaware is United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, Kent County, Delaware 19904.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 29th day of September, 2014.

/s/ Daphne Taylor Daphne Taylor Authorized Person

EXHIBIT 2

SUPPLY AGREEMENT - PROVIDED AS EXHIBIT 10.3

EXHIBIT 3

SERVICE AGREEMENT – PROVIDED AS EXHIBIT 10.4

SCHEDULE A

Name of Member	Capital Contribution	Fair Market Value	Units
BioLife Solutions, Inc.	$2,400,000.00 commitment to fund the purchase inventory	$2,400,000.00	520
SAVSU Technologies, LLC	Exclusive distribution rights to Products	$2,215,384.62	480

EXHIBIT 10.3

SUPPLY AND DISTRIBUTION AGREEMENT

This Supply and Distribution Agreement (“Agreement”) is entered into as of September 29, 2014 (the “Effective Date”) by and between SAVSU Technologies, LLC, a Delaware limited liability company having its principal place of business at 1 High Country Road, Santa Fe, NM 87508 (“Seller”), and biologistex CCM, LLC, a Delaware limited liability company having its principal place of business at 3303 Monte Villa Parkway, Suite 310, Bothell WA 98021 USA (“Buyer”, and together with Seller, the “Parties”, and each, a “Party”).

RECITALS

WHEREAS, Seller is in the business of manufacturing and selling controlled temperature transport containers for the safe delivery and storage of medicines and biologics; and

WHEREAS, Seller wishes to manufacture and sell certain products to Buyer and to grant Buyer the right to modify such products to be enabled for smart shipper capability and to promote and distribute such products, and Buyer wishes to purchase, modify, promote and distribute such products.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which the Parties acknowledge, the Parties agree as follows:

1.	Definitions.

As used herein, the following terms shall have the following meanings:

1.1. “Acceptance” means inspection and performance testing by Buyer in accordance with the testing protocol set forth in the Manufacturing/Quality System Requirements, and Buyer’s notification to Seller that the products conform to Specifications.

1.2. “Additional Purchase Order” has the meaning any Purchase order in addition to the Initial Purchase Order.

1.3. “Applicable Regulations” means all statutes, laws and regulations promulgated by any US or foreign governmental agency and applicable to the manufacture, approval and notice for sale, quality control, testing, cleaning, sterilization, packaging, labeling, record retention, storage, handling, transport, and reporting of the Products in effect at a particular time during the Term.

1.4. “BioLife Software and Portal” means a cloud based software system for managing information from the EVO smart shippers, and providing a customer service portal.

1.5. “Buyer Trademarks” means Buyer’s trademarks, trade names and logos, and Buyer’s artwork, trade dress and packaging designs, as designated from time to time in writing by Buyer.

1.6. “Commercialization Date” means the date upon which Buyer is ready to make the Product available for marketing, sales, and acceptance of customer orders by Buyer.

1

1.7. “Delivery Date” means the date the Products are to be delivered, as set forth in the Initial Purchase Order or in an Additional Purchase Order.

1.8. “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

1.9. “EVO” means a particular container designed and built by SAVSU.

1.10.  “Initial Purchase Order” means the first purchase order for EVO containers at the quantity, price and schedule outlined in Exhibit B.  This purchase order is non-cancellable.

1.11. “Intellectual Property Rights” means on a world-wide basis, any and all intangible (a) rights associated with works of authorship including copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents, designs, algorithms ideas, concepts, know-how, techniques, inventions, discoveries, improvements, documents, products, systems, practices, procedures, means, methods, devices, programs, software, drawings, sketches, trade secrets, invention disclosures (whether or not patentable) and other industrial property rights; (e) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise; and (f) all registrations, applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing). (g) For the avoidance of doubt, “Intellectual Property” includes, but is not limited to, subject matter that falls within the definition of patentable subject matter under the laws of the United States or any other country or within the definition of copyrightable materials under the laws of the United States or any other country.

1.12. “Manufacturing Facilities” means location of assembly facility for EVO containers.

1.13. “Manufacturing/Quality System Requirements” has the meaning set forth in Section 2.2.

1.14. “Modify the Product” means modification by Buyer limited to the following: installing electronics sending units and battery pack, initializing the electronics/cellular system, and authorized repairs and maintenance.

1.15. “Product(s)” means the finished products described in the Specifications attached at Exhibit A.

1.16. “Production Version” means the design of finished Products modified and enabled for smart shipper capability and confirmed by the Parties in writing as ready for commercial marketing and sales and to be manufactured to meet the Initial Purchase Order.

1.17. “Rejection” means Buyer determination that Products do not conform in any material respects to the applicable Specifications or have not been manufactured in conformity with the Manufacturing/Quality System Requirements or any of the Applicable Regulations, and the Buyer’s notification to the Seller of such a determination.

2

1.18. “Smart Shipper, Smart Box, or Smart Container” means an EVO, or other SAVSU designed and manufactured, insulated container designed and manufactured by SAVSU incorporating an integrated electronics package including some or all of (but not limited to) the following: temperature recorder, cellular communications, wifi communications, Bluetooth (or other near field communications) communications, remote temperature monitoring, and light/IR sensing.

1.19. “Specifications” means the raw materials, manufacturing, quality assurance and finished device specifications and protocols for the Products, as set forth in Exhibit A.

1.20. “Supply Agreement Effective Date” means the date on which the Supply Agreement is executed.

2. Manufacture and Supply.

2.1. Manufacture. Seller agrees to manufacture and supply to Buyer those quantities of the Products provided for in the Initial Purchase Order and such additional quantities of Products that Buyer orders pursuant to Additional Purchase Orders that are accepted by Seller pursuant to Section 2.8, all in accordance with the terms and conditions of this Agreement.

2.2. Manufacturing/Quality System Requirements. Prior to shipment to Buyer, Seller agrees that it shall manufacture, test, clean, package, store, handle, and label all Products sold hereunder in conformity with ISO 9001 and the further manufacturing and quality system requirements set forth at attached Exhibit D (together, the “Manufacturing/Quality System Requirements”). Seller agrees to implement any changes that are required by amendments to such manufacturing and quality system requirements in an expeditious and commercially prudent manner.

2.3. Applicable Regulations.

(a) Seller shall manufacture, test, clean, package, store, handle and label the Products in accordance with all Applicable Regulations. Each Party shall promptly notify the other of any new laws, regulations, rules or requirements of which it becomes aware that pertain to Products, and shall confer with the other with respect to the best means to comply with such requirements. Seller represents and warrants to Buyer that it has, and will retain its ISO 9001 certification (or other applicable ISO series 9000 certification) and will maintain a quality system certified to ISO 9001 for the duration of this Agreement.

(b) Seller shall use reasonable efforts to provide support to Buyer for any regulatory submissions and registrations which Buyer determines are necessary or advisable for the Products as modified by Buyer worldwide, including through the production of documents in Seller’s possession. Any costs in connection therewith shall be borne by Buyer. Additional regulatory requirements and deliverables shall be as specified in the manufacturing and quality system requirements agreed to from time to time by the Parties. If any update is necessary to conform the design and manufacture of the Products with regulatory changes that come into force after the Effective Date, the Parties shall negotiate in good faith to develop and execute a new Initial Purchase Order and/or Additional Purchase Orders for such update.

(c) Each Party shall designate an individual within its organization to be the primary contact regarding regulatory issues. Such individual may be changed by giving written notice thereof to the other Party.

3

(d) With respect to its performance hereunder, Seller shall make all commercially reasonable efforts to obtain and comply in all material respects with all applicable permits and registrations, and all applicable present and future orders, regulations, requirements and laws of any governmental authority in addition to the Applicable Regulations.

2.4. Technical Meetings. Each Party agrees to conduct technical (e.g., engineering, quality) meetings with the other Party in person or by conference call regularly as agreed by the Parties, and no less than monthly for the first six months, and on an agreed upon schedule thereafter.  Meeting notice will be given 14 days ahead of time. Each Party will provide at least one person from its engineering personnel at the technical meetings. Each Party shall bear its own expenses in attending such meetings.

2.5. Management Meetings. Each Party agrees to conduct management (e.g., asset utilization, cost reduction) meetings with the other Party in person or by conference call regularly as agreed by the Parties, and no less than quarterly. Meetings can be requested by either Party as needed. Meeting notice will be given 14 days ahead of time.  Each Party will provide at least one person from its management personnel at the management meetings. Each Party shall bear their own expenses in attending such meetings.

2.6. Commercialization Date. Seller shall ensure that all obligations required of it to achieve the Commercialization Date are completed prior to December 31, 2014. A breach of this Section 2.6 shall be a material breach of this Agreement.

2.7. Initial Purchase Order. Within twenty (20) business days of the Supply Agreement Effective Date, Buyer shall submit to Seller a purchase order (the “Initial Purchase Order”) for the quantities of Products and estimated delivery dates set forth on attached Exhibit B (the “Initial Forecast”). The Initial Purchase Order shall be deemed accepted by Seller within ten (10) days of receipt, unless objected to in writing by Seller prior to the expiration of 10 days of receipt of Initial Purchase order.

2.8. Additional Purchase Orders. Buyer may from time to time submit to Seller purchase orders (each an “Additional Purchase Order”) in addition to the Initial Purchase Order by means of a first class certified mail return receipt requested, receipt verified overnight courier, receipt verified electronic mail, or receipt verified facsimile communication. Seller shall be deemed to have received an Additional Purchase Order on the date of its receipt verified electronic mail or electronically confirmed facsimile receipt if sent before 4:00 pm Pacific time or on the next day if sent thereafter, and upon its delivery to Seller by first class certified mail return receipt requested or receipt verified overnight courier service. Each Additional Purchase Order shall include the following, as applicable: (i) the date of the Additional Purchase Order; (ii) description of the Products ordered, including part numbers and quantity; (iii) prices; (iv) Delivery Date(s); (v) address(es) for shipment; (vi) payment terms; and (vii) mode of shipment. Seller shall notify Buyer in writing within ten (10) business days of receipt of any Additional Purchase Order setting forth either (a) its acceptance or rejection of all of the terms of the Additional Purchase Order; or (b) any proposed amendments to the terms, Delivery Date(s) or quantities for the Products ordered. If Seller responds pursuant to (b) above, Buyer and Seller shall negotiate in good faith and in a timely manner such Delivery Dates and quantities. Upon agreement of the Parties, an authorized representative of each Party shall execute the Additional Purchase Order, and on the date of Seller’s execution the Additional Purchase Order shall be deemed accepted. Failure by Seller to object in writing to Buyer prior to the expiration of 10 days of receipt of Additional Purchase order shall be deemed acceptance of an Additional Purchase Order. Each Additional Purchase Order shall become binding upon the Parties upon acceptance.

4

2.9. Reschedules. If Seller does not comply with any of its delivery obligations, Buyer may, in Buyer’s sole discretion and at Seller’s sole cost and expense, (a) approve a revised Delivery Date, or (b) require expedited or premium shipment. Unless otherwise expressly agreed to by the Parties in writing, Seller may not make partial shipments of Products to Buyer, without Buyer’s approval.

2.10. Conflicting Terms. This Agreement shall govern the Initial Purchase Order and each Additional Purchase Order, and any conflict or inconsistency between the terms of this Agreement and any such document shall be resolved in favor of this Agreement, unless Buyer and Seller expressly state their acceptance of such conflicting terms. No additional or conflicting terms in any acknowledgement or acceptance from Seller or Buyer shall govern.

2.11. Specifications Changes. Buyer may at any time propose a change in the Specifications by submitting written notice to Seller detailing the nature, extent and proposed manner of performance of the proposed change, and estimated scheduling, pricing and cost information relating thereto. Seller shall evaluate each such request, and submit to Buyer a written response to each such request within thirty (30) business days following receipt thereof, unless otherwise agreed by the Parties. Seller’s written response shall address any impact the proposed changes will have on the Initial Purchase Order or any pending Additional Purchase Orders and on manufacture of the Products. The Parties shall negotiate the desired changes in good faith. If the Parties mutually agree to the changes, Buyer shall prepare a written description of the agreed changes (a “Specifications Change”), which will become effective when it is signed by both Parties. The Specifications Change will be incorporated into this Agreement and as part of any relevant Initial Purchase Order or pending Additional Purchase Orders and will prevail over any inconsistent terms of thereof. Seller shall implement such mutually agreed changes in an expeditious and commercially prudent manner.

2.12. Forecasts.

(a) On a monthly basis, Buyer will update the Initial Forecast and provide Seller with a six-month rolling forecast of anticipated Product orders for Additional Purchase Orders. Except where this Agreement is terminated pursuant to Section 10.2, the first two (2) months in each forecast shall be considered firm orders (subject to Section 2.8). The remaining four months of each forecast will be non-binding and freely subject to change. By the fifteenth (15th) day of each month, the rolling six-month forecast will be updated and transmitted to Seller in accordance with this Section 2.12. Within fifteen (15) days after receipt by Seller of each forecast, the Parties shall establish a mutually agreeable delivery schedule for Product(s) under Additional Purchase Orders.

(b) Buyer will be financially responsible for any raw materials ordered by or on behalf of Buyer in order to meet any firm order portion of the rolling forecast, and will reimburse Seller for any such raw materials which Seller cannot use due to termination of any Purchase Order of this Agreement.

(c) Increases to firm order quantities must be requested not less than 60 days prior to requested delivery and must be approved in writing by Seller.

2.13. Long-Lead Time Components. Upon Buyer’s request, Seller agrees to stock additional raw materials with long lead times to meet anticipated demand.  Any such requests will be paid by seller upon presentation of the request, with such amount to be deducted from future invoices from Seller to Buyer. Buyer will be financially responsible for any raw materials ordered by or on behalf of Buyer related to any additional such request, and will reimburse Seller for any such raw materials which Seller cannot use due to termination of any Purchase Order of this Agreement.

5

2.14. Obsolete Components. Promptly after Seller determines any component used in the Products will be obsolete, Seller will notify Buyer. Buyer will have thirty (30) days to notify Seller of its decision to (i) buy additional quantities of the component for future needs; (ii) institute a Specifications Change under Section 2.11, or (iii) undertake the qualification of a replacement part.

2.15. Subcontracting. Seller may subcontract any services required of Seller hereunder, in whole or in part, provided that all such services performed by any such subcontractors shall be performed in accordance with the terms of this Agreement (including the Specifications).

3. Labeling; Manufacturing Location.

3.1. Labeling; Buyer Trademarks.

(a) Seller and Buyer shall jointly develop a specification for labeling of the Products.  Seller shall label and package the Products according to the specification agreed to in writing by Buyer and Seller.  This specification may be changed from time to time by agreement of the Buyer and Seller.  Buyer hereby grants Seller a nonexclusive, nontransferable, worldwide, royalty-free right and license to use Buyer’s trademarks, trade names and logos, and Buyer’s artwork, trade dress and packaging designs, as designated from time to time in writing by Buyer (the “Buyer Trademarks”) solely for Seller’s labeling and packaging of the Products and production of product inserts and other materials related to the Products, if and as directed by Buyer from time to time during the Term. Seller shall include any Seller trademark or logo on the Products and any reference or code as is required by any Applicable Regulation.

(b) Seller shall not:

(i) use or permit any agent or subdistributor of Seller to use any trademark or product names confusingly similar to the Seller Trademarks;

(ii) use or permit any agent or subdistributor of Seller to use the Buyer Trademarks on any objects other than the Products and accompanying items listed above; or

(iii) register or attempt to register any trademark registration for any trademark that is identical or similar to the Buyer Trademarks.

(c) Except as specifically provided herein, nothing in this Agreement shall be deemed to confer upon Seller or any third party any right, title or interest in any of the Buyer Trademarks. All goodwill associated with the use by Seller of the Buyer Trademarks shall enure solely to the benefit of Buyer.

3.2. No Changes. Seller may not change or deviate from the Specifications and Manufacturing/Quality System Requirements without the prior written consent of Buyer.

4.	Shipment and Acceptance Testing.

4.1. Shipment. Seller shall ship Products in accordance with the Initial Purchase Order and each binding Additional Purchase Order. Products shall be marked for shipment to Buyer or to Buyer’s designated destination, and delivered to a carrier designated by Buyer or, if not so designated by Buyer, to a carrier chosen by Seller, F.O.B. origin. Seller shall include with each shipment of Products written confirmation of conformance of such Products to the Manufacturing/Quality System Requirements, Specifications and all Applicable Regulations. Such written confirmation shall in no way limit Buyer’s rights to inspect and test the Products or Buyer’s rights under any warranty or of indemnification hereunder.

6

4.2. Risk of Loss and Title. Risk of loss and title shall pass to Buyer at time of delivery to the F.O.B. point.

4.3. Acceptance Testing. Notwithstanding any written confirmation from Seller, any Products manufactured hereunder shall be received by Buyer subject to inspection and performance testing in accordance with the testing protocol set forth in the Manufacturing/Quality System Requirements (or as otherwise agreed by the Parties). Buyer shall have thirty (30) days from the date of receipt of each shipment of Products to determine to its reasonable satisfaction whether the Products conform in all material respects to the applicable Specifications and have been manufactured in conformity with the Manufacturing/Quality System Requirements and all Applicable Regulations (the “Testing Period”). If and when Buyer notifies Seller in writing that the Products conform in all material respects to the applicable Specifications and have been manufactured in conformity with the Manufacturing/Quality System Requirements and all Applicable Regulations, “Acceptance” shall be deemed to have occurred. Buyer’s failure to provide notice of Acceptance or Rejection (defined below) to Seller prior to the end of the applicable Testing Period shall be deemed Acceptance. The Acceptance of any Product shall in no way limit Buyer’s rights under any warranty or for indemnification hereunder.

4.4. Rejection.

(a) If Buyer reasonably determines that any Products do not conform in any material respects to the applicable Specifications or have not been manufactured in conformity with the Manufacturing/Quality System Requirements or any of the Applicable Regulations, Buyer shall notify seller in the form of a formal “customer complaint” or an NCR generated by the Buyer and delivered to the Seller.  The Seller will have 10 business days to respond and will follow the methodology outlined in the Sellers’s ISO Quality manual. Buyer and Seller will discuss the nonconformance and disposition which may include “Use As Is”, “Rework/Repair”, or “Reject/Scrap/Return”.

(b) All returns and reshipments shall be F.O.B. Buyer’s facilities or the facilities of Buyer’s designated destination. Seller shall insure all returns and reshipments against loss or damage for the full replacement value of the Products returned or reshipped, and shall pay all freight and insurance costs for such Products. In the event of any destruction of nonconforming Products, Buyer (or Buyer’s customer, as applicable) shall, if requested by Seller, deliver to Seller an appropriate written confirmation of destruction.

5.	Prices; Payment.

5.1. Prices. During the Term of this Agreement, Buyer shall pay to Seller the prices for each Product as set forth in Exhibit C.

5.2. Invoices. Seller shall invoice Buyer for the Product price upon shipment of Products under the Initial Purchase Order or any Additional Purchase Order. Seller shall invoice Buyer for any other amounts due hereunder not later than 10 days after shipment date.  Special invoices may be negotiated with the Buyer for exceptional items as needed.

7

5.3. Payment Terms. Payment for Products shall be due thirty (30) days from the date of the relevant invoice for the Products. Any other amounts due under this Agreement shall be payable thirty (30) days from date of receipt by Buyer of the invoice. All amounts shall be paid in U.S. Dollars.  Special payment terms may be negotiated with the Buyer in exceptional circumstances as needed.

5.4. Taxes. Any taxes, levies or similar governmental charges, now in force or enacted in the future, however, designated (“Taxes”) including related penalties and interest, imposed by any governmental authority on or measured by the activities described herein shall be paid by Buyer in addition to the prices invoiced. Buyer shall pay, or reimburse Seller for the payment of all Taxes including related penalties and interest, except Taxes for which Buyer has provided a certificate of exemption or resale acceptable to both Seller and the appropriate taxing authority.

6.	Buyer’s Distribution Rights.

6.1. Appointment. Seller hereby appoints Buyer, and Buyer hereby accepts such appointment, as the exclusive distributor of the Products during the Term for the purpose of Modifying the Products, as set out in the Specifications in Exhibit A, to be enabled for smart shipper capability, along with the right to promote, market, and rent, such enabled Products to customers in connection with the provision of electronic tracking services for the Products. Buyer’s right to distribute products under this Agreement shall include all extensions and improvements to the Products, as they are released by Seller from time to time. Buyer’s exclusive territory to promote and distribute the Products on this basis is worldwide, and Seller shall not itself, and shall not authorize any third party to, directly or indirectly, promote or distribute the Products, or any products that are competitively similar to the Products as delivered by Seller or as modified by Buyer, during the Term. Notwithstanding the foregoing, on termination of this Agreement for any reason or if Buyer determines that it is not economical to rent the Products as modified for smart shipper capability, Buyer shall be authorized to sell any Products in its inventory without smart shipper capability, but only after offering the Products to Seller first.

6.2. Subdistributors. Buyer shall be authorized to appoint subdistributors or agents for the sale of Products. Buyer shall at all times remain fully liable for any act or omission by its subdistributors and agents.

7.	Warranties.

7.1. Product Warranty.

(a) Seller warrants to Buyer that the Products shall (i) be free from defects in materials and workmanship under normal use and conditions and conform in all material respects to the applicable Specifications for a period of one year from the date of shipment to Buyer; (ii) meet and be manufactured in conformity with the Manufacturing/Quality System Requirements and all Applicable Regulations; (iii) be free and clear of any lien or encumbrance upon delivery to and acceptance by Buyer; and (iv) be new.

(b) Without limiting any of Buyer’s remedies at law or in equity, Buyer may return any defective or nonconforming Product with written notice to Seller and acceptance by the Seller, and Seller shall, at Buyer’s election, promptly replace the same free of any additional charge or reimburse Buyer for the total amount paid for such Products. The reasonable shipping costs of return shall be borne by Seller.

8

7.2. Intellectual Property. Seller warrants to Buyer, and Buyer warrants to Seller, to the best of their knowledge, that the Products as delivered to Buyer, and any subsequent software developed by Buyer to Modify the Products, shall not infringe upon or violate the rights of any third parties, including, but not limited to, any Intellectual Property Rights.

7.3. Other Warranties. Each Party hereto warrants to the other Party that such Party has full power to enter into this Agreement and perform the obligations set forth herein, and such ability is not materially limited or restricted by any agreements or understandings between either Party and other persons or companies.

7.4. Warranties to Customers. Buyer may warrant the Products to its customers in any way Buyer deems appropriate, provided that Seller assumes no additional liability for any such warranties.

7.5. DISCLAIMER. THE WARRANTIES SET FORTH HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY SELLER, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.	Indemnification.

8.1. Indemnification by Seller. To the extent allowable by law, Seller hereby assumes all liability for, and agrees to indemnify, defend and hold harmless Buyer and its successors, permitted assigns, agents and employees from and against, any and all liabilities, losses, damages, claims and expenses to the extent that they arise from third party claims, actions or demands including without limitation, claims arising in contract or tort (including gross negligence), strict liability or otherwise (collectively, “Claims”) that (a) Seller’s material breach of any of its representations or warranties or any other obligation hereunder, or (b) Seller’s gross negligence or willful misconduct; provided that Seller’s indemnification obligations shall not apply to the extent that such Claims arise from Buyer’s gross negligence or willful misconduct or breach of any of its representations or warranties or any other obligation hereunder.

8.2. Indemnification by Buyer. To the extent allowable by law, Buyer hereby assumes all liability for, and agrees to indemnify, defend and hold harmless Seller and its successors, permitted assigns, agents and employees from and against, any and all liabilities, losses, damages, claims and expenses to the extent that they arise from third party claims, actions or demands including without limitation, claims arising in contract or tort (including gross negligence), strict liability or otherwise (collectively, “Claims”) or to the extent arising from (i) Buyer’s material breach of any of its representations or warranties or any other obligation hereunder, or (ii) Buyer’s gross negligence or willful misconduct; provided that Buyer’s indemnification obligations shall not apply to the extent that such Claims arise from Seller’s gross negligence or willful misconduct or breach of any of its representations or warranties or any other obligation hereunder; or (iii) Buyer making warranties to customers beyond those provided for in this Agreement.

9

9.	Confidentiality.

9.1. Confidential Information.  For purposes of this Agreement, the term “Confidential Information” means, with respect to each of the Parties and each of their respective affiliates (each, a “Disclosing Party”), information that is proprietary to the Disclosing Party, including patent applications, know-how, designs, formulas, processes, technology, plans, data, trade secrets, inventions, discoveries, improvements and ideas or works of authorship or other information relating to its business; information concerning any of its past, current or possible future products or projects; information about its research, development, purchasing, accounting, marketing, or selling of products or services; and information concerning any of its past, current or possible future customers or business prospects.  Confidential Information will include information furnished in both written and oral form to a Party (the “Receiving Party”) or any of their respective directors, officers, employers, agents or advisors (collectively, such Party’s “Representatives”).  The terms of this Agreement constitute Confidential Information.  Confidential Information will not include (a) any information lawfully in the possession of the Receiving Party prior to the date of disclosure thereof by the Disclosing Party or its Representatives, on a non-confidential and lawful basis, (b) any information which is in the public domain or hereafter becomes a part thereof through no fault of the Receiving Party, (c) any information that becomes available to the Receiving Party on a non-confidential and lawful basis from a source other than any other Person bound by this Agreement, or (d) any information disclosed from one Person bound by this Agreement to another which is expressed in writing by the Disclosing Party to be non-confidential.  Each Party acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use.

9.2. Protection of Confidential Information.  Except as otherwise may be specifically provided herein, each Party shall hold all Confidential Information of a Disclosing Party in the strictest confidence and shall disclose such Confidential Information only to its respective Representatives who have a need to know such information, which Representatives shall also hold such information in the strictest confidence.  Further, each Party agrees that it (i) shall use each Disclosing Party’s Confidential Information solely and exclusively for carrying out the purposes of, or its rights under, this Agreement and shall not otherwise utilize a Disclosing Party’s Confidential Information for the benefit of the Receiving Party or any third party.  Each Receiving Party will direct its Representatives to treat a Disclosing Party’s Confidential Information in accordance with this Agreement and to exercise such precautions or measures as may be reasonable in the circumstances to prevent improper use of such Confidential Information by them, and each Receiving Party will be responsible for any breaches by such Representatives of this Agreement.  Each Receiving Party shall take, at its sole cost and expense, all reasonable measures, including but not limited to court proceedings, to restrain its Representatives (or former Representatives) from unauthorized disclosure or use of a Disclosing Party’s Confidential Information.  Each Receiving Party agrees that, at the Disclosing Party’s request, it will cooperate, and will cause its Representatives to cooperate, fully with the Disclosing Party in any and all legal action taken by the Disclosing Party to protect the Disclosing Party’s rights in its Confidential Information.

9.3. Compelled Disclosure.  This Agreement does not prohibit the disclosure of Confidential Information where applicable law requires, including, but not limited to, disclosure in response to subpoenas and/or orders of a governmental agency or court of competent jurisdiction and any disclosures necessary to comply with applicable securities laws.  In the event the Receiving Party is required to disclose Confidential Information in response to subpoenas and/or orders of a governmental agency or court of competent jurisdiction, the Receiving Party shall promptly notify the Disclosing Party in writing, and cooperate, and cause its Representatives to cooperate, at the Disclosing Party’s sole expense, with the Disclosing Party in seeking to limit the disclosure of such Confidential Information.  In the event that a protective order or other remedy is not promptly obtained to limit the disclosure, the Receiving Party or any Representative to whom the Receiving Party transmits the Disclosing Party’s Confidential Information shall furnish only that portion of the Disclosing Party’s Confidential Information which in the opinion of such person’s counsel is legally required and shall exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment shall be accorded to the Disclosing Party’s Confidential Information.

10

9.4. Return of Information.  Upon any termination, cancellation or expiration of this Agreement, or upon the Disclosing Party’s request for any reason (other than in breach of this Agreement), the Receiving Party shall return promptly to the Disclosing Party or certify the destruction of the originals and all copies of any written documents, tools, materials or other tangible items containing or embodying Confidential Information of the Disclosing Party; provided, however, that the Receiving Party shall be entitled to retain one copy of Confidential Information of the Disclosing Party as is necessary as a record as to what is confidential and what was returned or destroyed.  Notwithstanding the foregoing, a Receiving Party shall not be required to attempt to permanently delete Confidential Information electronically captured by its automated archival back-up systems.

9.5. Remedies.  The Receiving Party agrees that its obligations provided in this Article 9 are necessary and reasonable in order to protect the Disclosing Party and its business, and expressly agrees that monetary damages may be inadequate to compensate the Disclosing Party for any breach by the Receiving Party of its covenants and agreements set forth in this Agreement.  Accordingly, each Receiving Party agrees and acknowledges that in the event of any such breach or threatened breach, in addition to any other remedy that may be available in law, in equity or otherwise, the Disclosing Party shall be entitled to seek and obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the Receiving Party, without the necessity of proving actual damages.

9.6. Survival.  The terms and provisions of this Section 9 will survive any termination of this Agreement for a period of five years and shall bind the Parties’ successors and assigns.

10.	Term and Termination.

10.1. Term. This Agreement shall commence as of the Effective Date and shall continue for twenty (20) years unless sooner terminated as set forth herein. This Agreement may only be extended thereafter pursuant to agreement of the Parties in writing (with any such extensions being a “Renewal Term”). The Initial Term and any Renewal Terms are referred to jointly as the “Term.”

10.2. Early Termination. If either Party is in material breach of any of its obligations under this Agreement and fails to cure that breach within one hundred eighty (180) days after receipt of written notice of such breach from the nonbreaching Party, the nonbreaching Party may terminate this Agreement immediately by giving written notice of such termination.  For this purpose, Seller will be able to effectuate a cure with respect to a breach involving (i) the timely shipment of Products subject to the Initial Purchase Order or any Additional Purchase Order no more than two (2) times during any twelve (12)-month period during the Term provided that shipment is not delayed by more than ten (10) business days for any such late shipment, and (ii) the delivery of nonconforming Products subject to the Initial Purchase Order or any Additional Purchase Order so long as the nonconforming Products do not constitute more than fifteen percent (15%) of the Products to be delivered in any three (3)-month period.

11

10.3. Effects of Termination.

(a) Upon any expiration or termination of this Agreement, in addition to the Parties’ other rights and remedies at law and in equity, the Parties shall have the following rights and obligations:

(i) The Parties shall negotiate in good faith the delivery of any Products under any outstanding Initial Purchase Order or binding Additional Purchase Orders, and Buyer shall pay for such Products in accordance with the terms of this Agreement.

(ii) Other than in the case of a termination by Seller under Section 10.2 for uncured material breach by Buyer, Seller shall supply Buyer with up to three (3) months of Buyer’s forecasted requirements of the Products, pursuant to Additional Purchase Orders under Section 2.8 that are delivered by Buyer and accepted by Seller within forty-five (45) days prior to the effective date of termination, at the price and subject to the terms specified herein (the “Final Order”). Seller shall deliver the Products ordered in the Final Order as soon as they are produced.

(iii) Termination of this Agreement shall have no effect on Buyer’s right, after the effective date of termination, to promote and provide shipper tracking and other maintenance and support services to existing or new customers with regard to, and to resell, lease or otherwise deal in, existing Products that Buyer has already placed into service or has in inventory as of the effective date of termination or that Buyer purchases under the Final Order.

(iv) The Parties shall each perform their respective post-termination obligations described in the Manufacturing/Quality System Requirements.

10.4. Survival of Certain Obligations. Notwithstanding the expiration or termination of this Agreement, any provision of this Agreement shall survive termination that by its nature is necessary to permit the Parties to perform their respective obligations under Section 10.2 or that applies to the Parties’ relationship generally, including Sections 8 and 9, shall continue in for five years as provided for under Section 9, and under Section 8 for as long as provided for under any federal or state applicable statute of limitations.

11.	Miscellaneous.

11.1. Independent Contractors. Notwithstanding anything else set forth herein to the contrary, the relationship of the Parties to this Agreement is that of independent contractor, and nothing herein shall be construed to create a partnership, joint venture, franchise, employment, or agency relationship between the Parties. Neither Party shall have authority to enter into agreements of any kind on behalf of the other Party, nor shall either Party have the power or authority to bind or obligate the other Party in any manner to any third party. Seller shall be responsible for the timely withholding and payment of all taxes in connection with its services hereunder (including for Seller’s employees who provide any services), including federal, state and local income tax, social security tax, Medicare tax, unemployment insurance taxes, and any other taxes or fees or the like.

12

11.2. Assignment. Neither Party may assign any of its rights or obligations hereunder in whole or in part without the prior written consent of the other Party. Any attempted assignment in violation of this provision shall be null, void and without legal effect.

11.3. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing.  Without limiting the manner by which written notice may otherwise be given, any notice shall be effective if given by a form of Electronic Transmission consented to in writing by the Party to whom the notice is given, which consent has not been revoked in writing.  Notice will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five business days after being mailed to a Party’s address set forth in the records of the Company or designated in writing by such Party, if sent by first class mail, return receipt requested, (iv) when receipt is acknowledged by an affirmative act of the Party receiving notice, (v) if sent by receipt verified facsimile telecommunication, when directed to a number at which the Party receiving notice has consented to receive notice, (vi) if by receipt verified electronic mail, when directed to an electronic mail address at which the Party receiving notice has consented to receive notice, or (vii) if by any other form of receipt verified  Electronic Transmission, when directed to the Party who is receiving notice.

If to Buyer:

Mike Rice, President
biologistex CCM, LLC
3303 Monte Villa Parkway, #310
Bothell, WA 98021

If to Seller :

Dana Barnard, Manager
SAVSU Technologies, LLC
1 High Country Road
Santa Fe, NM 87508

11.4. Headings.  The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

11.5. References.  References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

11.6. Construction.  The word “including” means “including without limitation.” The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement.

11.7. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the internal laws of the state of Delaware, without giving effect to any choice of law provisions thereof.

13

11.8. Venue. Any action at law, suit in equity, or judicial proceeding of any kind arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement or the relationship between the Parties shall be litigated only in the courts located in Santa Fe County, State of New Mexico, and the Parties waive any right they may have to challenge the jurisdiction of this court or seek to bring any action in any other forum, whether originally or by transfer, removal, or change of venue.

11.9. Entire Agreement; Amendments. This Agreement, including the Exhibits attached hereto, the Initial Purchase Order and any Additional Purchase Orders, constitutes the entire agreement between the Parties concerning the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both Parties.

11.10. Severability. If any provision or provisions of this Agreement shall be determined to be unenforceable, then the Parties shall in good faith negotiate for a substitute provision addressing the same subject matter as the unenforceable provision(s) as may then be considered to be enforceable; provided, however, that if no substitute provision can be formulated which shall be accepted by the Parties as enforceable, this Agreement shall nonetheless continue in full force and effect with the unenforceable provision(s) stricken herefrom.

11.11. Waiver. The failure or delay of either Party to enforce at any time any provision hereof shall not be construed to be a waiver of such provision or of the right thereafter to enforce each and every provision. No waiver by either Party to this Agreement, either express or implied, of any breach of any term, condition, or obligation of this Agreement, shall be construed as a waiver of any subsequent term, condition, or obligation of this Agreement.

11.12. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original hereunder. Each Party agrees to be bound by its own facsimile or telecopy signature, and accepts the facsimile or telecopy signature of the other Party hereto.

11.13. Remedies. All remedies set forth in this Agreement are cumulative and in addition to any other or further remedies provided in law or in equity.

11.14. Construction. Words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, unless the context otherwise requires. Whenever the word “include,” “includes” or “including” appears in this Agreement, it shall be deemed in each instance to be followed by the words “without limitation.”

14

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized and empowered officer and representatives as of the Effective Date.

BIOLOGISTEX CCM, LLC	SAVSU TECHNOLOGIES, LLC
By:/s/ Mike Rice Name: Mike Rice Title: President	By:/s/ Dana Barnard Name: Dana Barnard Title: Manager

Attachments:
Exhibit A – Product Specifications
Exhibit B – Initial Forecast
Exhibit C – Prices
Exhibit D – Manufacturing / Quality System Requirements

15

EXHIBIT A

[**Confidential Treatment Requested**]

16

EXHIBIT B

INITIAL FORECAST

Buyer’s agrees to purchase [**CONFIDENTIAL TREATMENT REQUESTED**] units during the first 24 months commencing on the first day of the month following the SUPPLY AGREEMENT EFFECTIVE DATE, with delivery to be made by the 5th day of the month as follows (“Initial Forecast”):

Months 1-6:                          [**CONFIDENTIAL TREATMENT REQUESTED**] units/month
Months 7-18:                        [**CONFIDENTIAL TREATMENT REQUESTED**] units/month
Months 18-24:                      [**CONFIDENTIAL TREATMENT REQUESTED**] units/month

Buyer’s obligation to purchase the Initial Forecast shall be adjusted to reflect the effect of any failure by Seller to deliver Products according to the delivery schedule herein; any change in design or specifications of the Products; any failure of Seller to deliver Products that conform to the applicable Specifications and manufacturing and quality system requirements; or any infringement claim, change in regulations, event of force majeure or other event outside the control of a Party that interrupts or inhibits customer demand for the Products.

17

EXHIBIT C

PRICES

Product Categories

1. EVO shipping containers
2. Cold Packs
3. Payload box inserts
4. Vial Racks
5. Disposable liners
6. Disposable shipping boxes
7. [**Confidential Treatment Requested**] electronics

Category Descriptions

1. EVO Shipping Containers
The EVO -S contains a package of [**Confidential Treatment Requested**] electronics which include a Sensor Pack, Communication Device, Battery Pack, and Thermocouple. The EVO -D  models do not include any embedded [**Confidential Treatment Requested**] electronics.

2. Cold Packs
The Cold Packs produced by SAVSU are designed to be used with each particular product line too provide the appropriate thermal mass necessary to deliver the desired payload temperature during shipment. These Cold Packs include a range of sizes to accommodate optimal pack out fit and performance. The type of phase change material inside each Cold Pack also further distinguishes the Cold Packs. The phase change materials used will include water or other materials, which are designed to phase change at specified temperatures to accomplish the desired shipping temperature.

3. Payload box inserts
Payload box inserts are products, which are specifically designed to hold and protect a specific size payload within a SAVSU insulated shipping container.

4. Vial Racks
Vial Racks are designed to function are a payload box insert for shipments, which require the use of dry ice. The Vial racks are designed to secure the payload when it is surrounded by dry ice. The Vial Racks also provide a means of optimizing the temperature stability of the payload as dry ice sublimates.

5. Disposable Liners
The disposable liners are used within a SAVSU shipping container to allow for easy sanitary reuse of the shipping container. The liners are placed inside a SAVSU shipping container prior to pack out and then they are removed and replaced with a new liner prior to packing out a new shipment.

6. Disposable Shipping Boxes
Each SAVSU insulated shipping container may be protected from dirt, debris and shipping labels by utilizing Disposable Shipping Box These boxes are optimally designed to fit each SAVSU insulated shipping container.

7. [**Confidential Treatment Requested**] Electronics
[**Confidential Treatment Requested**] electronics include a Sensor Pack, Communication Device, Battery Pack, Battery Charger, and Thermocouple.

18

SAVSU Insulated Containers
Prices FOB Leon, Mexico
Model	Price
EVO -S- 5° (2° - 8° Refrigerated) Includes [**Confidential Treatment Requested**] electronic package and 2 cold packs. (Battery charger not included)	$[**Confidential Treatment Requested**]
EVO -S- 22° (20° - 25° CRT)) Includes [**Confidential Treatment Requested**] electronic package and 2 cold packs. (Battery charger not included)	$[**Confidential Treatment Requested**]
EVO -S- -80° (Dry Ice) Includes [**Confidential Treatment Requested**] electronic package and 1 vial rack	$[**Confidential Treatment Requested**]
EVO -D- 5° Includes 2 cold packs	$[**Confidential Treatment Requested**]
EVO -D- CRT Includes 2 cold packs	$[**Confidential Treatment Requested**]
EVO -D- -80° Includes 1 vial rack	$[**Confidential Treatment Requested**]

Interior Components
Prices FOB Leon, Mexico
Cold Packs	Price
EVO 5° top	$[**Confidential Treatment Requested**]
EVO 5° bottom	$[**Confidential Treatment Requested**]
EVO 22° top	$[**Confidential Treatment Requested**]
EVO 22° bottom	$[**Confidential Treatment Requested**]
Payload Box Inserts	Price
EVO-PBI - 1”	$[**Confidential Treatment Requested**]
EVO-PBI - 1.5”	$[**Confidential Treatment Requested**]
EVO-PBI - 2”	$[**Confidential Treatment Requested**]
EVO-PBI - 2.5”	$[**Confidential Treatment Requested**]
EVO-PBI - 3”	$[**Confidential Treatment Requested**]
Vial Racks	Price

19

Cold Packs	Price
VR-EVO	$[**Confidential Treatment Requested**]
Disposable Liners	Price
DL-EVO	$[**Confidential Treatment Requested**]
Disposable Shipping Boxes	Price
DSB-EVO	$[**Confidential Treatment Requested**]

[**Confidential Treatment Requested**] Replacement Parts
Prices FOB [**Confidential Treatment Requested**]
Part #	Description	Price
BFA 10068	PT300 Verizon (w/o WiFi)	$[**Confidential Treatment Requested**]
BFA 10076	PT300D WiFi w/SIM (Eseye and Verizon)	$[**Confidential Treatment Requested**]
BFA 10081	PT300D WiFi w/SIM (KORE and Verizon)	$[**Confidential Treatment Requested**]
BFA 10062	PT300 Basic Sensor Pack	$[**Confidential Treatment Requested**]
BFA 10063	PT300 Advanced Sensor Pack	$[**Confidential Treatment Requested**]
BFA 10077	PT300 Accessory Pack	$[**Confidential Treatment Requested**]
BFA 10079	10,000 mAh Battery Pack	$[**Confidential Treatment Requested**]
BFA 10094	Temperature Probe (non-NIST)	$[**Confidential Treatment Requested**]
BFA 10095	AC Battery Charger for External Batter Pack	$[**Confidential Treatment Requested**]

20

EXHIBIT D

MANUFACTURING / QUALITY SYSTEM REQUIREMENTS & WARRANTIES

[**Confidential Treatment Requested**]

21

EXHIBIT 10.4

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is entered into as of September 29, 2014 (the “Effective Date”) by and between BioLife Solutions, Inc., a Delaware corporation having its principal place of business at 3303 Monte Villa Parkway, Suite 310, Bothell WA, 98021 (“BioLife”), and biologistex CCM, LLC, a Delaware limited liability company having its principal place of business at 3303 Monte Villa Parkway, Suite 310, Bothell WA 98021 (the “Company”, and together with BioLife, the “Parties”, and each, a “Party”).

RECITALS

WHEREAS, BioLife and SAVSU Technologies, LLC, a Delaware limited liability company (“SAVSU”) have entered into a Limited Liability Company Agreement (the “LLC Agreement”) and a Supply and Distribution Agreement related to the formation and operation of the Company prior to or simultaneously with the execution of this Agreement.

WHEREAS, BioLife has agreed to enter into this Agreement with the Company to provide certain services to the Company relating to the Company’s business of manufacturing, promoting and selling controlled temperature transport containers for the safe delivery and storage of medicines and temperature sensitive biologics that are enabled for smart shipper capability (the “Shippers”).

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which the Parties acknowledge, the Parties agree as follows:

1. Definitions.

1.1 “Agreement” has the meaning provided in the Preamble.

1.2 “BioLife” has the meaning provided in the Preamble.

1.3 “Company” has the meaning provided in the Preamble.

1.4 “Confidential Information” has the meaning provided in Section 10.1.

1.5 “Disclosing Party” has the meaning provided in Section 10.1.

1.6 “Effective Date”  has the meaning provided in the Preamble.

1.7 “Electronic Transmission” has the meaning provided in Section 12.3.

1.8 “Initial Term” has the meaning provided in Section 11.1.

1.9 “LLC Agreement” has the meaning provided in the Recitals.

1.10 “Monthly Expense Summary” has the meaning provided in Section 8.1(a).

1

1.11 “Overhead Fee” has the meaning provided in Section 8.1(c).

1.12 “Parties” has the meaning provided in the Preamble.

1.13 “Party” has the meaning provided in the Preamble.

1.14 “Portal” has the meaning provided in Section 2.2.

1.15 “Receiving Party” has the meaning provided in Section 10.1.

1.16 “Renewal Term” has the meaning provided in Section 11.1.

1.17 “Representatives” has the meaning provided in Section 10.1.

1.18 “SAVSU” has the meaning provided in the Preamble.

1.19 “Services” means the services described in Section 2.

1.20 “Shippers” has the meaning provided in the Recitals.

1.21 “Taxes” has the meaning provided in Section 8.4.

1.22 “Term” has the meaning provided in Section 11.1.

2. Services.

2.1 Management and Operations.  On the terms and subject to the conditions of this Agreement, BioLife will provide and/or cause one or more of its affiliates and/or third parties engaged by BioLife or its affiliates to provide, services to the Company and customers of the Company related to operations, sales, marketing, administration, and development of software for tracking and managing Shippers.

2.2 Portal Development/Maintenance. BioLife will provide the Company with services to develop and maintain a complete, cloud based software system (the “Portal”) that handles data and services related to the operations and deployment of the Shippers. This includes but is not limited to default and custom set-up, receipt of data measurements (such as temperature, GPS location, light, shock, vibration, orientation and humidity) customer contact, shipping, invoicing and reporting data. The portal includes, but is not limited to, data ingestors, database, communications modules, reporting modules, browser accessed interface, and app for smartphones and other devices in accordance with the Minimum Viable Product Feature List at Exhibit A. The Portal shall be owned by the Company, with no restrictions on the use of the Portal by the Company.

2.3 Marketing. BioLife will provide the Company with marketing services related to product launch and adoption. These services include a marketing plan for the product launch and first year marketing activities within three months following the execution of this Agreement and providing the Company with resources needed to execute the marketing plan.

3. Sales Minimums.

2

3.1 BioLife agrees to manage the Company to achieve the following sales minimums:

(a) Within 12 months of execution – deployment of at least [**Confidential Treatment Requested**] units

(b) Within 24 months of execution – deployment of at least [**Confidential Treatment Requested**] units

3.2 These sales minimums shall be adjusted as appropriate to take into account any problems in performance by SAVSU of its obligations to the Company or other factors out of the control of BioLife. Failure to meet these sales minimums would constitute a material breach on the part of BioLife with regard to which the Company would have the right to terminate under Section 11.2(a), and provided further that BioLife’s obligations hereunder shall not exceed its commitment to provide capital contributions to the Company under the LLC Agreement.

4. Technical Meetings.  Each party agrees to conduct technical (e.g., engineering, quality) meetings with the other party in person or by conference call regularly as agreed by the parties, and no less than monthly for the first six months, and on an agreed upon schedule thereafter.  Meeting notice will be given 14 days ahead of time.  Each party will provide at least one person from its engineering personnel at the technical meetings.  Each party shall bear its own expenses in attending such meetings.

5. Management Meetings.  Each party agrees to conduct management (e.g., asset utilization, cost reduction) meetings with the other party in person or by conference call regularly as agreed by the parties, and no less than quarterly.  Meetings can be requested by either party as needed.  Meeting notice will be given 14 days ahead of time.  Each party will provide at least one person from its management personnel at the management meetings.  Each party shall bear its own expenses in attending such meetings.

6. Changes to Minimum Viable Product Features.  BioLife may not change the Minimum Viable Product Feature List for the Portal without the consent of SAVSU so long as SAVSU is a member of the Company, which consent may be withheld only if the proposed change is not consistent with the reasonable management of the Company’s business.

7. Loans for Purchase of Raw Materials. From time to time, the Company may request SAVSU to stock additional raw materials with long lead times to meet anticipated demand. Any such requests will be prepaid by the Company upon presentation of the request, with such amount to be credited in full against future invoices from SAVSU to the Company. If the Company does not have sufficient cash to prepay for such requests, BioLife may advance funds to the Company to satisfy SAVSU’s prepayment requirement for the requested raw materials. Any such advances shall be deemed to be loans to the Company from BioLife.  All loans shall be paid as soon as possible by the Company, on terms to be agreed, and in any case, the Company shall repay all such loans to BioLife prior to making any distributions to its members.

8. Reimbursement of Costs.

8.1 Expenses. All operating expenses recorded by BioLife to provide the services described in Section 2 on behalf of the Company will be reimbursed by the Company as follows:

3

(a)

(b) Monthly Expense Summary. BioLife will provide the Company with a detailed listing of all expenses incurred on behalf of the Company on a monthly basis, including expenses related to personnel and other expenses (the “Monthly Expense Summary”); and

(c) Overhead Fee. The Company will pay BioLife a fee of $30,000 per month as payment for overhead expenses incurred by BioLife that are not directly charged to the Company in the Monthly Expense Summary (the “Overhead Fee”). This amount will be reviewed annually and adjusted as necessary to reflect the estimated overhead to be incurred.

8.2 Invoices.  BioLife will provide the Company with an invoice which includes the Monthly Expense Summary and the Overhead Fee within ten (10) days of the end of each month.

8.3 Payment Terms.  Invoices shall be due ten (10) days from the date of the monthly invoice.  All amounts shall be paid in U.S. Dollars. If the Company is not able to pay any invoice from BioLife for such expenses when due, any unpaid amounts shall be deemed to be loans to the Company from BioLife.  All loans shall be paid as soon as possible by the Company, on terms to be agreed, and in any case, the Company shall repay all such loans to BioLife prior to making any distributions to its members.

8.4 Taxes.  Any taxes, levies or similar governmental charges, now in force or enacted in the future, however, designated (“Taxes”) including related penalties and interest, imposed by any governmental authority on or measured by the activities described herein shall be paid by the Company in addition to the amounts invoiced.  The Company shall pay, or reimburse BioLife for the payment of all Taxes including related penalties and interest, except Taxes for which the Company has provided a certificate of exemption or resale acceptable to both BioLife and the appropriate taxing authority.

9. Warranties.

9.1 Portal Warranty.

(a) BioLife warrants to the Company that the Portal shall in all material respects include the features listed in the Minimum Viable Product Feature List; provided, however, that the Company acknowledges that the nature of technology does not and in the future will not allow for the use of the Portal to be continuous and error-free, and that interruptions, crashes, downtime, delays, security issues, and other problems in the Portal are likely to occur from time to time.

(b) BioLife warrants to the Company, that, to the best of the Company’s knowledge, the Portal shall not infringe any copyright rights or misappropriate any trade secrets of any third parties.

9.2 Services Warranty.  BioLife warrants to the Company that it shall provide the Services in a businesslike, conscientious and professional manner; it has or will obtain any necessary permits or licenses to perform the Services; and it will comply with all applicable laws or regulations in performance of the Services.

4

9.3 Other Warranties.  Each Party hereto warrants to the other Party that such Party has full power to enter into this Agreement and perform the obligations set forth herein, and such ability is not materially limited or restricted by any agreements or understandings between either Party and other persons or companies.

9.4 DISCLAIMER.  THE WARRANTIES SET FORTH HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY BIOLIFE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10. Confidentiality.

10.1 Confidential Information.  For purposes of this Agreement, the term “Confidential Information” means, with respect to each of the Parties and each of their respective affiliates (each, a “Disclosing Party”), information that is proprietary to the Disclosing Party, including patent applications, know-how, designs, formulas, processes, technology, plans, data, trade secrets, inventions, discoveries, improvements and ideas or works of authorship or other information relating to its business; information concerning any of its past, current or possible future products or projects; information about its research, development, purchasing, accounting, marketing, or selling of products or services; and information concerning any of its past, current or possible future customers or business prospects.  Confidential Information will include information furnished in both written and oral form to a Party (the “Receiving Party”) or any of their respective directors, officers, employers, agents or advisors (collectively, such Party’s “Representatives”).  The terms of this Agreement constitute Confidential Information.  Confidential Information will not include (a) any information lawfully in the possession of the Receiving Party prior to the date of disclosure thereof by the Disclosing Party or its Representatives, on a non-confidential and lawful basis, (b) any information which is in the public domain or hereafter becomes a part thereof through no fault of the Receiving Party, (c) any information that becomes available to the Receiving Party on a non-confidential and lawful basis from a source other than any other Person bound by this Agreement, or (d) any information disclosed from one Person bound by this Agreement to another which is expressed in writing by the Disclosing Party to be non-confidential.  Each Party acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use.

10.2 Protection of Confidential Information.  Except as otherwise may be specifically provided herein, each Party shall hold all Confidential Information of a Disclosing Party in the strictest confidence and shall disclose such Confidential Information only to its respective Representatives who have a need to know such information, which Representatives shall also hold such information in the strictest confidence.  Further, each Party agrees that it (i) shall use each Disclosing Party’s Confidential Information solely and exclusively for carrying out the purposes of, or its rights under, this Agreement and shall not otherwise utilize a Disclosing Party’s Confidential Information for the benefit of the Receiving Party or any third party.  Each Receiving Party will direct its Representatives to treat a Disclosing Party’s Confidential Information in accordance with this Agreement and to exercise such precautions or measures as may be reasonable in the circumstances to prevent improper use of such Confidential Information by them, and each Receiving Party will be responsible for any breaches by such Representatives of this Agreement.  Each Receiving Party shall take, at its sole cost and expense, all reasonable measures, including but not limited to court proceedings, to restrain its Representatives (or former Representatives) from unauthorized disclosure or use of a Disclosing Party’s Confidential Information.  Each Receiving Party agrees that, at the Disclosing Party’s request, it will cooperate, and will cause its Representatives to cooperate, fully with the Disclosing Party in any and all legal action taken by the Disclosing Party to protect the Disclosing Party’s rights in its Confidential Information.

5

10.3 Compelled Disclosure.  This Agreement does not prohibit the disclosure of Confidential Information where applicable law requires, including, but not limited to, disclosure in response to subpoenas and/or orders of a governmental agency or court of competent jurisdiction and any disclosures necessary to comply with applicable securities laws.  In the event the Receiving Party is required to disclose Confidential Information in response to subpoenas and/or orders of a governmental agency or court of competent jurisdiction, the Receiving Party shall promptly notify the Disclosing Party in writing, and cooperate, and cause its Representatives to cooperate, at the Disclosing Party’s sole expense, with the Disclosing Party in seeking to limit the disclosure of such Confidential Information.  In the event that a protective order or other remedy is not promptly obtained to limit the disclosure, the Receiving Party or any Representative to whom the Receiving Party transmits the Disclosing Party’s Confidential Information shall furnish only that portion of the Disclosing Party’s Confidential Information which in the opinion of such person’s counsel is legally required and shall exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment shall be accorded to the Disclosing Party’s Confidential Information.

10.4 Return of Information.  Upon any termination, cancellation or expiration of this Agreement, or upon the Disclosing Party’s request for any reason (other than in breach of this Agreement), the Receiving Party shall return promptly to the Disclosing Party or certify the destruction of the originals and all copies of any written documents, tools, materials or other tangible items containing or embodying Confidential Information of the Disclosing Party; provided, however, that the Receiving Party shall be entitled to retain one copy of Confidential Information of the Disclosing Party as is necessary as a record as to what is confidential and what was returned or destroyed.  Notwithstanding the foregoing, a Receiving Party shall not be required to attempt to permanently delete Confidential Information electronically captured by its automated archival back-up systems.

10.5 Remedies.  The Receiving Party agrees that its obligations provided in this Section 10 are necessary and reasonable in order to protect the Disclosing Party and its business, and expressly agrees that monetary damages may be inadequate to compensate the Disclosing Party for any breach by the Receiving Party of its covenants and agreements set forth in this Agreement.  Accordingly, each Receiving Party agrees and acknowledges that in the event of any such breach or threatened breach, in addition to any other remedy that may be available in law, in equity or otherwise, the Disclosing Party shall be entitled to seek and obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the Receiving Party, without the necessity of proving actual damages.

10.6 Survival.  The terms and provisions of this Section 10 will survive any termination of this Agreement for a period of five years and shall bind the Parties’ successors and assigns.

6

11. Term and Termination.

11.1 Term.  This Agreement shall commence as of the Effective Date and shall continue for twenty (20) years following the Effective Date (“Initial Term”) unless sooner terminated as set forth herein.  This Agreement may only be extended thereafter pursuant to agreement of the parties in writing (with any such extensions being a “Renewal Term”).  The Initial Term and any Renewal Terms are referred to jointly as the “Term.”

11.2 Early Termination.

(a) If either Party is in material breach of any of its obligations under this Agreement and fails to cure that breach within one hundred eighty days (180) days after receipt of written notice of such breach from the nonbreaching Party, the nonbreaching Party may terminate this Agreement immediately by giving written notice of such termination.

(b) This Agreement shall terminate automatically on the dissolution of the Company.

11.3 Effects of Termination.

(a) Upon any expiration or termination of this Agreement, in addition to the Parties’ other rights and remedies at law and in equity, the Parties shall negotiate in good faith the delivery of Services to any existing customers of the Company for a transition period to be agreed upon, not to exceed three (3) months from the effective date of termination, subject to the payment terms of Section 8.

(b) Notwithstanding the expiration or termination of this Agreement, any provision of this Agreement shall survive termination that by its nature is necessary to permit the Parties to perform their respective obligations for the transition period provided under Section 11.3(a), that applies to the Parties’ relationship generally or that relates to payments payable for Services rendered to the Company.

12. Miscellaneous.

12.1 Independent Contractors.  Notwithstanding anything else set forth herein to the contrary, the relationship of the Parties is that of independent contractor, and nothing herein shall be construed to create a partnership, joint venture, franchise, employment, or agency relationship between the Parties.  Neither Party shall have authority to enter into agreements of any kind on behalf of the other Party, nor shall either Party have the power or authority to bind or obligate the other Party in any manner to any third party.  BioLife shall be responsible for the timely withholding and payment of all taxes in connection with the Services (including for BioLife’s employees who provide any Services), including federal, state and local income tax, social security tax, Medicare tax, unemployment insurance taxes, and any other taxes or fees or the like.

12.2 Assignment.  Neither Party may assign any of its rights or obligations hereunder in whole or in part without the prior written consent of the other Party.  Any attempted assignment in violation of this provision shall be null, void and without legal effect.

7

12.3 Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing.  Without limiting the manner by which written notice may otherwise be given, any notice shall be effective if given by a form of receipt verified Electronic Transmission consented to in writing by the Person to whom the notice is given, which consent has not been revoked in writing.  “Electronic Transmission” means any form of receipt verified communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.  Notice will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five Business Days after being mailed if sent by first class mail, return receipt requested, (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, (v) if sent by facsimile or electronic mail to the Person, when directed to a number or address, as applicable, at which the Person receiving the notice has consented to receive notice in this manner.  All notices to the Company shall be addressed to the addresses set forth below, or to such other address as a Party may provide in accordance with this Section 12.3.

If to the Company:

Mike Rice, President
biologistex CCM, LLC
3303 Monte Villa Parkway, #310
Bothell, WA 98021

If to BioLife:

Daphne Taylor, CFO
BioLife Solutions, Inc.
3303 Monte Villa Parkway, #310
Bothell, WA 98021

12.4 Headings.  The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.5 References.  References to Sections, Exhibits and like references are to Sections and Exhibits and the like of this Agreement unless otherwise expressly provided.

12.6 Construction.  The word “including” means “including without limitation.”  The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement.

12.7 Governing Law.  All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the internal laws of the state of Delaware, without giving effect to any choice of law provisions thereof.

8

12.8 Venue.  Any action at law, suit in equity, or judicial proceeding of any kind arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement or the relationship between the Parties shall be litigated only in the courts located in King County, State of Washington, and the Parties waive any right they may have to challenge the jurisdiction of this court or seek to bring any action in any other forum, whether originally or by transfer, removal, or change of venue.

12.9 Entire Agreement; Amendments.  This Agreement, including the Exhibit attached hereto, constitutes the entire agreement between the Parties concerning the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter.  No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both Parties.

12.10 Severability.  If any provision or provisions of this Agreement shall be determined to be unenforceable, then the Parties shall in good faith negotiate for a substitute provision addressing the same subject matter as the unenforceable provision(s) as may then be considered to be enforceable; provided, however, that if no substitute provision can be formulated which shall be accepted by the Parties as enforceable, this Agreement shall nonetheless continue in full force and effect with the unenforceable provision(s) stricken herefrom.

12.11 Waiver.  The failure or delay of either Party to enforce at any time any provision hereof shall not be construed to be a waiver of such provision or of the right thereafter to enforce each and every provision.  No waiver by either Party to this Agreement, either express or implied, of any breach of any term, condition, or obligation of this Agreement, shall be construed as a waiver of any subsequent term, condition, or obligation of this Agreement.

12.12 Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original hereunder.  Each Party agrees to be bound by its own facsimile or telecopy signature, and accepts the facsimile or telecopy signature of the other Party hereto.

12.13 Remedies.  All remedies set forth in this Agreement are cumulative and in addition to any other or further remedies provided in law or in equity.

12.14 Construction.  Words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires.  The singular shall include the plural, unless the context otherwise requires.  Whenever the word “include,” “includes” or “including” appears in this Agreement, it shall be deemed in each instance to be followed by the words “without limitation.”

9

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized and empowered officer and representatives as of the Effective Date.

BIOLOGISTEX CCM, LLC                                                                  BIOLIFE SOLUTIONS, INC.

By:  /s/ Mike Rice                                                      By:  /s/ Daphne Taylor
Name:  Mike Rice                                                               Name:  Daphne Taylor
Title:  President                                                                  Title:  Chief Financial Officer

Attachment:
Exhibit A – Portal Minimum Viable Product Feature List

10

EXHIBIT A

Portal: Minimum Viable Product Feature List

[**Confidential Treatment Requested**]

11

EXHIBIT 31.1
CERTIFICATION PURSUANT TO
RULE 13a-14(a) or RULE 13d-14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

I, Michael Rice, certify that:

1. I have reviewed this quarterly report on Form 10-Q of BioLife Solutions, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)  Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  November 6, 2014

/s/ Michael Rice
Michael Rice
Chief Executive Officer

EXHIBIT 31.2
CERTIFICATION PURSUANT TO
RULE 13a-14(a) or RULE 13d-14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

I, Daphne Taylor, certify that:

1. I have reviewed this quarterly report on Form 10-Q of BioLife Solutions, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)  Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  November 6, 2014

/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BioLife Solutions, Inc. (the “Company”) on Form 10-Q for the three month period ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Rice, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 6, 2014

/s/ Michael Rice
Michael Rice
Chief Executive Officer

EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BioLife Solutions, Inc. (the “Company”) on Form 10-Q for the three month period ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daphne Taylor, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 6, 2014

/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer